QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on February 9, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

RITE AID CORPORATION
*And the Subsidiary Guarantors listed below
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	5912 (Primary Standard Industrial Classification Code Number)	23-1614034 (I.R.S. Employer Identification No.)
30 Hunter Lane Camp Hill, Pennsylvania 17011 (717) 761-2633 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Robert B. Sari, Esq.
Executive Vice President and General Counsel
Rite Aid Corporation
30 Hunter Lane
Camp Hill, Pennsylvania 17011
(717) 761-2633
(717) 760-7867 (facsimile)
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copy to: Stacy J. Kanter, Esq. Michael J. Zeidel, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036-6522 (212) 735-3000 (212) 735-2000 (facsimile)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrants.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

        If this form is a post-effective amendment to a registration to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Debt Securities (which may be senior or subordinated, convertible or non-convertible, secured or unsecured), Preferred Stock, Warrants, Common Stock, Guarantees of Debt Securities	(1)(2)	(1)(2)	(1)(2)	(3)(4)

(1)
Not applicable pursuant to Form S-3 General Instruction II(E).

(2)
An indeterminate aggregate initial offering price or number of debt securities, preferred stock, warrants, common stock of Rite Aid Corporation and guarantees of debt securities by some of our subsidiaries is being registered as may from time to time be issued at indeterminate prices. In accordance with Rule 429 under the Securities Act, the prospectus filed as part of this registration statement also relates to $1,000,000,000 aggregate initial offering price of securities previously registered under Registration Statement No. 333-121636, which was initially filed by Rite Aid Corporation on December 23, 2004, $762,300,000 of which have not yet been issued and sold.

(3)
We also are registering an indeterminate amount of guarantees by certain of our subsidiaries of debt securities. No additional consideration will be received for the subsidiary guarantees, if any, of the debt securities. Pursuant to Rule 457(n) under the Securities Act no additional filing fee is required in connection with such guarantees of the debt securities.

(4)
In accordance with Rule 456(b) and Rule 457(r), the registrant is deferring payment of all of the registration fee, except for $90,899.71, which is the unutilized portion of the $117,700.00 filing fee that was previously paid with respect to $1,000,000,000 aggregate initial public offering price of securities that were registered pursuant to Registration Statement No. 333-121636. The $90,899.71 unutilized filing fee was paid for securities that have not yet been issued and sold. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fee may be applied to the filing fee payable pursuant to this registration statement.

TABLE OF ADDITIONAL REGISTRANTS

Names of Additional Registrants*	Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
112 Burleigh Avenue Norfolk, LLC	Virginia	5912	N/A
1515 West State Street Boise, Idaho, LLC	Delaware	5912	N/A
1740 Associates, LLC	Michigan	5912	N/A
3581 Carter Hill Road–Montgomery Corp.	Alabama	5912	80-0052336
4042 Warrensville Center Road–Warrensville Ohio, Inc.	Ohio	5912	25-1820507
5277 Associates, Inc.	Washington	5912	23-2940919
537 Elm Street Corporation	Rhode Island	5912	23-2962033
5600 Superior Properties, Inc.	Ohio	5912	80-0052337
657–659 Broad St. Corp.	New Jersey	5912	80-0052338
764 South Broadway–Geneva, Ohio, LLC	Ohio	5912	23-1974076
Ann & Government Streets–Mobile, Alabama, LLC	Delaware	5912	N/A
Apex Drug Stores, Inc.	Michigan	5912	38-2413448
Broadview and Wallings–Broadview Heights Ohio, Inc.	Ohio	5912	25-1814215
Central Avenue & Main Street Petal–MS, LLC	Delaware	5912	N/A
Eagle Managed Care Corp.	Delaware	9995	25-1724201
Eighth and Water Streets–Urichsville, Ohio, LLC	Delaware	5912	N/A
England Street–Asheland Corporation	Virginia	5912	80-0052343
Fairground, LLC	Virginia	5912	54-1849788
GDF, Inc.	Maryland	9995	34-1343867
Gettysburg and Hoover–Dayton, Ohio, LLC	Ohio	5912	N/A
Harco, Inc.	Alabama	5912	63-0522700
K&B Alabama Corporation	Alabama	5912	72-1011085
K&B Louisiana Corporation	Louisiana	5912	72-1043860
K&B Mississippi Corporation	Mississippi	5912	72-0983482
K&B Services, Inc.orporated	Louisiana	9995	72-1245171
K&B Tennessee Corporation	Tennessee	5912	62-1444359
K&B Texas Corporation	Texas	5912	72-1010327
K&B, Incorporated	Delaware	6719	51-0346254
Keystone Centers, Inc.	Pennsylvania	5912	23-1730114
Lakehurst and Broadway Corporation	New Jersey	5912	23-2937947
Mayfield & Chillicothe Roads–Chesterland, LLC	Ohio	5912	N/A
Munson & Andrews, LLC	Delaware	5912	N/A
Name Rite, LLC	Delaware	6719	N/A
Northline & Dix-Toledo–Southgate, LLC	Michigan	5912	N/A
Patton Drive and Navy Boulevard Property Corporation	Florida	5912	23-2870495
Paw Paw Lake Road & Paw Paw Avenue–Coloma, Michigan, LLC	Delaware	5912	N/A
PDS-1 Michigan, Inc.	Michigan	5912	38-2935739
Perry Distributors, Inc.	Michigan	4225	38-1718545
Perry Drug Stores, Inc.	Michigan	5912	38-0947300
Ram-Utica, Inc.	Michigan	9995	80-0052329
RDS Detroit, Inc.	Michigan	5912	35-1799950
READ's Inc.	Maryland	7389	80-0052330
Rite Aid Drug Palace, Inc.	Delaware	5912	23-2325476
Rite Aid Hdqtrs. Corp.	Delaware	6719	23-2308342
Rite Aid Hdqtrs. Funding, Inc.	Delaware	6719	73-3167335
Rite Aid of Alabama, Inc.	Alabama	5912	23-2410761
Rite Aid of Connecticut, Inc.	Connecticut	5912	23-1940645
Rite Aid of Delaware, Inc.	Delaware	5912	23-1940646

Rite Aid of Florida, Inc.	Florida	5912	23-2047226
Rite Aid of Georgia, Inc.	Georgia	5912	23-2125551
Rite Aid of Illinois, Inc.	Illinois	9995	23-2416666
Rite Aid of Indiana, Inc.	Indiana	5912	23-2048778
Rite Aid of Kentucky, Inc.	Kentucky	5912	23-2039291
Rite Aid of Maine, Inc.	Maine	5912	01-0324725
Rite Aid of Maryland, Inc.	Maryland	5912	23-1940941
Rite Aid of Massachusetts, Inc.	Massachusetts	5912	23-1940647
Rite Aid of Michigan, Inc.	Michigan	5912	38-0857390
Rite Aid of New Hampshire, Inc.	New Hampshire	5912	23-2008320
Rite Aid of New Jersey, Inc.	New Jersey	5912	23-1940648
Rite Aid of New York, Inc.	New York	5912	23-1940649
Rite Aid of North Carolina, Inc.	North Carolina	5912	23-1940650
Rite Aid of Ohio, Inc.	Ohio	5912	23-1940651
Rite Aid of Pennsylvania, Inc.	Pennsylvania	5912	23-1940652
Rite Aid of South Carolina, Inc.	South Carolina	5912	23-2047222
Rite Aid of Tennessee, Inc.	Tennessee	5912	23-2047224
Rite Aid of Vermont, Inc.	Vermont	5912	23-1940942
Rite Aid of Virginia, Inc.	Virginia	5912	23-1940653
Rite Aid of Washington, D.C., Inc.	Washington DC	5912	23-2461466
Rite Aid of West Virginia, Inc.	West Virginia	5912	23-1940654
Rite Aid Realty Corp.	Delaware	6519	23-1725347
Rite Aid Rome Distribution Center, Inc.	New York	4225	23-1887836
Rite Aid Services, LLC	Delaware	7363	02-0655440
Rite Aid Transport, Inc.	Delaware	4789	25-1793102
Rite Fund, Inc.	Delaware	6719	51-0273194
Rite Investments Corp.	Delaware	6719	51-0273192
Rx Choice, Inc.	Delaware	7359	25-1598207
Seven Mile and Evergreen–Detroit, LLC	Michigan	5912	N/A
Silver Springs Road–Baltimore, Maryland/One, LLC	Delaware	5912	N/A
Silver Springs Road–Baltimore, Maryland/Two, LLC	Delaware	5912	N/A
State & Fortification Streets–Jackson, Mississippi, LLC	Delaware	5912	N/A
State Street and Hill Road–Gerard, Ohio, LLC	Delaware	5912	N/A
The Lane Drug Company	Ohio	5912	53-0125212
The Muir Company	Ohio	5912	38-0857390
Thrifty Corporation	California	5912	95-1297550
Thrifty PayLess, Inc.	California	5912	95-4391249
Tyler and Sanders Roads, Birmingham–Alabama, LLC	Delaware	5912	N/A

*
Addresses and telephone numbers of principal executive offices are the same as those of Rite Aid Corporation, except for Rite Fund, Inc., Rite Investments Corp. and Rite Aid Hdqtrs. Funding, Inc. The address for these legal entities is: 5 West 8th St., Wilmington, Delaware 19801.

Prospectus

RITE AID CORPORATION

        The following are types of securities that we may offer, issue and sell from time to time, together or separately:

  •
  debt securities, which may be senior debt securities or subordinated debt securities and may be convertible or non-convertible, as well as secured or unsecured;

  •
  shares of our preferred stock;

  •
  shares of our common stock;

  •
  warrants to purchase debt or equity securities; and

  •
  guarantees of debt securities by some of our subsidiaries.

        In addition, selling stockholders to be named in a prospectus supplement may offer, from time to time, our securities, including the outstanding Series G Cumulative Convertible Pay-In-Kind Preferred Stock and Series H Cumulative Convertible Pay-In-Kind Preferred Stock, and the common stock issuable upon conversion of such preferred stock.

        This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you make your investment decision.

        We may offer and sell these securities through one or more underwriters, dealers and agents, underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis.

        The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. Our common stock is listed on the New York Stock Exchange under the trading symbol of "RAD." Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

        Neither the Securities and Exchange Commission, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 9, 2007

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of debt securities, preferred stock, common stock, warrants and guarantees of debt securities by some of our subsidiaries, as described in this prospectus, in one or more offerings and selling stockholders to be named in a prospectus supplement may, from time to time, sell our securities in one or more offerings, including the outstanding Series G Cumulative Convertible Pay-In-Kind Preferred Stock and Series H Cumulative Convertible Pay-In-Kind Preferred Stock, and the common stock issuable upon conversion of such preferred stock.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplements may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        You should rely on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        You should assume that the information in this prospectus is accurate as of the date of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

        Unless otherwise stated or the context otherwise requires, references in this prospectus to "Rite Aid Corporation," "Rite Aid," "we," "our," or "us" refer to Rite Aid Corporation and its direct and indirect subsidiaries.

        References to "Jean Coutu Group" mean The Jean Coutu Group (PJC) Inc. and its subsidiaries and references to "Jean Coutu USA" mean JCG (PJC) USA, LLC, and its subsidiaries, unless the context otherwise requires. References to Jean Coutu USA herein assume the consummation of a reorganization by Jean Coutu Group whereby JCG (PJC) USA, LLC, a Delaware limited liability company and wholly-owned subsidiary of Jean Coutu Group, will become the record owner of all of the capital stock of The Jean Coutu Group (PJC) USA, Inc., the current owner of all of the Brooks and Eckerd drugstore chains.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these documents at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available over the Internet at the SEC's website at http://www.sec.gov and under the heading "Investor Information" on our corporate website at www.riteaid.com. Our common stock is listed on the New York Stock Exchange under the trading symbol of "RAD." Our reports, proxy statements and other information also can be read at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

        The SEC allows "incorporation by reference" into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus automatically will be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended March 4, 2006, which we filed with the SEC on April 28, 2006;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended June 3, 2006, September 2, 2006 and December 2, 2006, which we filed with the SEC on July 3, 2006, October 10, 2006 and January 10, 2007, respectively;

  •
  our Current Reports on Form 8-K, which we filed with the SEC on April 7, 2006, April 10, 2006, June 26, 2006, August 24, 2006, August 28, 2006, October 19, 2006, November 15, 2006, and January 22, 2007;

  •
  the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC under the Exchange Act; and

  •
  our Definitive Proxy Statement, which we filed with the SEC on November 30, 2006.

        We incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of the offering.

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:

Rite Aid Corporation
30 Hunter Lane
Camp Hill, Pennsylvania 170115
Attention: Secretary
Phone: (717) 761-2633

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This registration statement, as well as our other public filings incorporated by reference herein, includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by terms and phrases such as "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will" and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.

        Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

  •
  our high level of indebtedness;

  •
  our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our existing senior secured credit facility and other debt agreements;

  •
  our ability to improve the operating performance of our existing stores in accordance with our long term strategy;

  •
  our ability to hire and retain pharmacists and other store personnel;

  •
  our ability to open or relocate stores according to our real estate development program;

  •
  the efforts of private and public third party payors to reduce prescription drug reimbursement and encourage mail order;

  •
  competitive pricing pressures and continued consolidation of the drugstore industry;

  •
  changes in state or federal legislation or regulations;

  •
  the outcome of lawsuits and governmental investigations;

  •
  general economic conditions and inflation, interest rate movements and access to capital;

  •
  our ability to consummate the proposed acquisition of JCG (PJC) USA, LLC and subsidiaries ("Jean Coutu USA") and the related transactions and realize the benefits of the proposed acquisition;

  •
  other risks and uncertainties described from time to time in our filings with the Securities and Exchange Commission (the "SEC").

        We undertake no obligation to update or revise the forward-looking statements included in this registration statement, whether as a result of new information, future events or otherwise, after the date of this registration statement. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences are discussed in the sections entitled "Risk Factors" included in our reports that we file with the SEC.

RITE AID CORPORATION

        We are the third largest retail drugstore chain in the United States based on revenues and number of stores. We operate our drugstores in 27 states across the country and in the District of Columbia. As of December 2, 2006, we operated 3,322 stores. During fiscal 2006 and the thirty-nine week period ended December 2, 2006, we generated $17.3 billion and $12.9 billion in revenue, respectively.

        In our stores, we sell prescription drugs and a wide assortment of other merchandise, which we call "front-end" products. In fiscal 2006, prescription drug sales accounted for 63.2% of our total sales. We believe that our pharmacy operations will continue to represent a significant part of our business due to favorable industry trends, including an aging population, increased life expectancy, the federal government's adoption of a federally funded prescription drug benefit that began in January 2006 (Medicare Part D), which is part of the Medicare Prescription Drug Improvement and Modernization Act of 2003, the discovery of new and better drug therapies and our on-going program of purchasing prescription files from independent pharmacies. We offer approximately 25,000 front-end products, which accounted for the remaining 36.8% of our total sales in fiscal 2006. Front end products include over-the-counter medications, health and beauty aids, personal care items, cosmetics, household items, beverages, convenience foods, greeting cards, seasonal merchandise and numerous other everyday and convenience products, as well as photo processing. We attempt to distinguish our stores from other national chain drugstores, in part, through our private brands and our strategic alliance with GNC, a leading retailer of vitamin and mineral supplements. We offer approximately 2,700 products under the Rite Aid private brand, which contributed approximately 11.8% of our front-end sales in the categories where private brand products were offered in fiscal 2006.

        The overall average size of each store in our chain is approximately 12,800 square feet. The average size of our stores is larger in the western United States. As of March 4, 2006, approximately 54% of our stores were freestanding; approximately 41% of our stores included a drive-thru pharmacy; approximately 78% included one-hour photo shops; and approximately 34% included a GNC store-within-Rite Aid-store.

        On August 23, 2006, we entered into a stock purchase agreement with the Jean Coutu Group, to acquire all of the capital stock of Jean Coutu USA, a wholly-owned subsidiary of Jean Coutu Group and the holding company for the Brooks and Eckerd drugstore chains.

        Our headquarters are located at 30 Hunter Lane, Camp Hill, Pennsylvania 17011, and our telephone number is (717) 761-2633. Our common stock is listed on the New York Stock Exchange under the trading symbol of "RAD." We were incorporated in 1968 and are a Delaware corporation.

USE OF PROCEEDS

        Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities sold for general corporate purposes, repayment or refinancing of debt, capital expenditures and working capital. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

        The unaudited pro forma financial statements included in this prospectus give effect to the following:

  •
  The proposed offer and sale of $300 million aggregate principal amount of senior secured notes. The Company intends to utilize the net proceeds from the proposed offering to redeem its 9.5% senior secured notes due 2011 at a price equal to 104.750% of their outstanding principal amount plus received interest to, but not including, the redemption date.

  •
  The proposed offer and sale of $500 million aggregate principal amount of senior notes. The Company intends to use the net proceeds of the proposed offering to repay amounts outstanding under its existing senior secured credit facility (including borrowings used to pay at maturity its 4.75% convertible notes due December 2006 and its 7.125% senior notes due January 2007).

        The terms of these offerings will be described in further detail in a related prospectus supplement. This registration statement is not limited solely to the offerings of these securities.

RATIO OF EARNINGS TO FIXED CHARGES

        We have calculated the ratio of earnings to fixed charges in the following table by dividing earnings by fixed charges. For this purpose, earnings include pre-tax income from continuing operations plus fixed charges before capitalized interest. Fixed charges include interest, whether expensed or capitalized, amortization of debt expense, preferred stock dividend requirement and that portion of rental expense which is representative of the interest factor in those rentals.

	Thirty-Nine Weeks Ended	Year Ended
	December 2, 2006 (39 Weeks)	March 4, 2006 (53 Weeks)	February 26, 2005 (52 Weeks)		February 28, 2004 (52 weeks)	March 1, 2003 (52 weeks)	March 2, 2002 (52 weeks)
	(Dollars in thousands)
Fixed charges:
Interest expense	$205,703	$277,017	$294,871		$313,498	$330,020	$396,064
Interest portion of net rental expense(1)	145,250	189,756	185,313		184,391	189,528	181,493

Fixed charges before capitalized interest and preferred stock dividend requirements	350,953	466,773	480,184		497,889	519,548	577,557
Preferred stock dividend requirement(2)	46,988	65,446	54,194		37,074	49,540	42,354
Capitalized interest	1,027	934	250		133	301	806

Total fixed charges	$398,968	$533,153	$534,628		$535,096	$569,389	$620,717

Earnings:
Income (loss) before income taxes	$13,417	$43,254	$134,007		$34,584	$(154,482)	$(837,385)
Share of loss from equity method investees	—	—	—		—	—	12,092
Preferred stock dividend requirement	(46,988)	(65,446)	(54,194)		(37,074)	(49,540)	(42,354)

Fixed charges before capitalized interest	397,941	532,219	534,378		534,963	569,088	619,911
Total adjusted earnings (loss)	364,370	510,027	614,191		532,473	365,066	(247,736)

Earnings to fixed charges (deficiency) excess	$(34,598)	$(23,126)	$79,563		$(2,623)	$(204,323)	$(868,453)

Ratio of earnings to fixed charges	—	—	1.15	x	—	—	—

(1)
The interest portion of net rental expense is estimated to be equal to one-third of the minimum rental expense for the period.

(2)
The preferred stock divided requirement is computed as the pre-tax earnings that would be required to cover preferred stock dividends.

(3)
For the years ended March 2, 2002, March 1, 2003, February 28, 2004 and March 4, 2006 and for the thirty-nine week period ended December 2, 2006 earnings were insufficient to cover fixed charges by approximately $868.5 million, $204.3 million, $2.6 million, $23.1 million and $34.6 million, respectively.

DESCRIPTION OF SECURITIES

        This prospectus contains summary descriptions of the debt securities, common stock, preferred stock, warrants and guarantees of debt securities by some of our subsidiaries that we may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

        The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Debt securities may be secured or unsecured. Unless otherwise specified in the applicable prospectus supplement, the trustee under the indentures will be BNY Midwest Trust Company. The forms of indentures are filed as exhibits to the registration statement of which this prospectus forms a part. To the extent that debt securities or related guarantees are secured, the security interest will be granted under and subject to the indenture or supplements thereto, security agreements, pledge agreements, mortgages, intercreditor agreements, lien subordination agreements and other documents as may be necessary. The terms of any security interest will be described in a supplement to this prospectus. We will include in a supplement to this prospectus the specific terms of each series of debt securities being offered, including the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

        Unless otherwise specified in a prospectus supplement, the debt securities will be direct obligations of Rite Aid Corporation. The senior debt securities will rank equally with any of our other unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any unsubordinated indebtedness. In the event of our bankruptcy or insolvency, our secured creditors would have a prior secured claim to any collateral securing the debt owed to them. Certain of the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

DESCRIPTION OF GUARANTEES OF THE DEBT SECURITIES

        If specified in the applicable prospectus supplement, certain of our subsidiaries will guarantee the debt securities. Guarantees may be secured or unsecured, senior or subordinated. The particular terms of any guarantee will be described in the related prospectus supplement.

DESCRIPTION OF COMMON STOCK

General

        As of the date of this prospectus, we are authorized to issue up to 1 billion shares of common stock, par value of $1.00 per share.

        On January 18, 2007, our stockholders voted to approve the issuance of 250 million shares of our common stock to Jean Coutu Group in connection with the proposed acquisition. Our stockholders also approved an amendment to our Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 1 billion to 1.5 billion, which amendment will be filed and made effective only upon the closing of the proposed acquisition. As of January 5, 2007, approximately 533 million shares of common stock were issued and outstanding and approximately 159 million shares of common stock were issuable upon conversion of convertible preferred stock or upon exercise of stock options. Approval of the amendment to the restated certificate of incorporation is not a condition to completion of the acquisition of Jean Coutu USA. If the acquisition is not completed, the amendment to the restated certificate of incorporation to increase the authorized number of shares of our common stock, even though approved by stockholders at the special meeting, will be abandoned and will not become effective.

        Our common stock is listed on the New York Stock Exchange under the trading symbol of "RAD." American Stock Transfer & Trust Company serves as the transfer agent and registrar of our common stock.

        The following summary is not complete. You should refer to the applicable provisions of our charter and by-laws and to Delaware corporate law for a complete statement of the terms and rights of our common stock.

Dividends

        The holders of our common stock are entitled to receive ratably, from funds legally available for the payment thereof, dividends when and as declared by resolution of our board of directors, subject to any preferential dividend rights granted to the holders of any outstanding preferred stock.

Voting Rights

        Each holder of our common stock is entitled to one vote for each share held on record on all matters submitted to a vote of our security holders. Except as otherwise provided by law, the holders of our common stock vote as one class. The shares of our common stock do not have cumulative voting rights. As a result, subject to the voting rights of the holders of any shares of our preferred stock, the holders of our common stock entitled to exercise more than 50% of the voting rights in an election of directors can elect 100% of the directors to be elected in a particular year if they choose to do so. In such event, the holders of the remaining common stock voting for the election of directors will not be able to elect any persons to our board of directors.

Rights Upon Liquidation

        In the event of our liquidation or dissolution, holders of our common stock are entitled to share equally in all assets remaining after payment of liabilities and the liquidation preference of any outstanding series of preferred stock.

Other Rights

        Holders of our common stock do not have preemptive, subscription, redemption or conversion rights. The outstanding shares of our common stock are, and any shares of common stock that we sell in any offering will be, duly authorized, validly issued, fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Anti-Takeover Effects of Delaware Laws and Our Charter and Bylaw Provisions

        Some provisions of Delaware law and our certificate of incorporation and bylaws could make the following more difficult:

  •
  acquisition of us by means of a tender offer;

  •
  acquisition of control of us by means of a proxy contest or otherwise; or

  •
  removal of our incumbent officers and directors.

        These provisions are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms.

Charter and By-Law Provisions

        The Rite Aid certificate of incorporation specifies that our board of directors shall be divided into three classes, as nearly equal in number as possible, and shall consist of not less than three nor more than 15 directors elected for three-year staggered terms. The term of one class of directors expires at each annual meeting of security holders. Our bylaws provide that the number of directors on our board may be fixed by our board only. The number of directors may be increased or decreased by our board only. In the interim period between annual meetings of security holders or of special meetings of security holders, vacancies and newly created directorships may be filled by our board. Any directors so elected will hold office until the next election of the class to which such directors have been elected. Our certificate of incorporation requires that any mergers, consolidations, asset dispositions and other transactions involving a beneficial owner of more than 10% of the voting power of the then-outstanding classes of stock entitled to vote in the election of directors be approved, unless certain conditions are satisfied, by the affirmative vote of the holders of shares representing not less than 75% of the outstanding shares of stock entitled to vote. These special voting requirements do not apply if the transaction is approved by a majority of the Continuing Directors (as defined below) or the consideration offered to our security holders meets specified fair price standards (including related procedural requirements as to the form of consideration and continued payment of dividends). "Continuing Director" as defined in our certificate of incorporation means a member of our board who was not affiliated with a Related Person (as defined below) and was a member of our board prior to the time that the Related Person acquired the last shares of common stock entitling such Related Person to exercise, in the aggregate, in excess of 10% of the total voting power of all classes of voting stock, or any individual, corporation, partnership, person or other entity ("Person") recommended to succeed a Continuing Director by a majority of Continuing Directors. "Related Person," as defined in our certificate of incorporation, means any Person or affiliate or associate of such Person, who has beneficial ownership directly or indirectly of shares of stock of Rite Aid entitling such Person to exercise more than 10% of the total voting power of all classes of voting stock. Under our certificate of incorporation and bylaws, security holders may consent to any action required or permitted to be taken at any meeting of security holders without prior notice or a vote if a written consent or consents, setting forth the action so taken, shall be signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to take the action at a meeting at which all shares entitled to vote thereon were present and voted.

Other Limitations on Stockholder Actions

        Our certificate of incorporation also provides that no director shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by law, as in effect from time to time. Currently, Delaware law requires that liability be imposed for the following:

  •
  any breach of the director's duty of loyalty to our company or our stockholders;

  •
  any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

  •
  unlawful payments of dividends or unlawful stock repurchases or redemptions; and

  •
  any transaction from which the director derived an improper personal benefit.

        Our bylaws also provide that we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) arising out of the fact that such person is or was our director or officer, or served any other enterprise at our request as a director, officer, employee, agent or fiduciary. We will reimburse the expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests.

Delaware Anti-Takeover Law

        We are subject to Section 203 of the Delaware General Corporation Law. Section 203 prohibits Delaware corporations from engaging in a wide range of specified transactions with any interested stockholder. An interested stockholder is any person, other than the corporation and any of its majority-owned subsidiaries, who owns 15% or more of any class or series of stock entitled to vote generally in the election of directors. Section 203 may tend to deter any potential unfriendly offers or other efforts to obtain control of our company that are not approved by our board. This may deprive the stockholders of opportunities to sell shares of our common stock at prices higher than the prevailing market price.

Stockholder Agreement

        On August 23, 2006, we entered into a stock purchase agreement with Jean Coutu Group to acquire all of the capital stock of Jean Coutu USA. Concurrently with entering into the stock purchase agreement, we, Jean Coutu Group and certain Coutu family members entered into a stockholder agreement. The stockholder agreement will become effective upon completion of the acquisition and contains provisions relating to board and board committee composition, corporate governance, stock ownership, stock purchase rights, transfer restrictions, voting arrangements and other matters.

        Board and Board Committee Representation.    The stockholder agreement provides that following consummation of the acquisition of Jean Coutu USA, the board of directors of Rite Aid will consist of 14 members, four of whom will be designated by Jean Coutu Group. Thereafter, Jean Coutu Group will have the right to designate a certain number of director nominees for election to Rite Aid's board of directors, taking into account Jean Coutu Group designees then serving in a class or classes of directors whose terms are not yet expiring, subject to Jean Coutu Group's maintenance of specified percentage thresholds of Rite Aid total voting power.

Percentage of Total Voting Power	Number of Directors/Director Nominees
25% and above	4
17.9%–24.9%	3
10.7%–17.8%	2
5%–10.6%	1

        For so long as Jean Coutu Group is entitled to designate at least two directors and subject to NYSE independence requirements for directors, Jean Coutu Group will have the right to designate one of its designees to each of the audit, compensation and nominating and governance committees of the Rite Aid board. In the event that only one of Jean Coutu Group's designees qualifies as an independent director of Rite Aid, that designee will be appointed to one of the three committees and other Jean Coutu Group designees will be provided "observer status" to attend committee meetings (subject to the committees meeting in executive session) of the other two committees.

        Chairman; Non-Executive Co-Chairman.    Upon the closing of the proposed acquisition, Mary F. Sammons, current Rite Aid chief executive officer, also will be elected to serve as chairman of the board. A Jean Coutu Group designated director, Michel Coutu, will be elected to serve as non-executive co-chairman of the board of directors and to serve on the executive committee of the board. The terms of both the chairman and the non-executive co-chairman will be two years commencing from the closing of the proposed acquisition. After the second anniversary of the closing, the full board will elect a chairman of the board as it determines in its discretion.

        Rite Aid Management.    Mary F. Sammons, the current Rite Aid chief executive officer, will remain chief executive officer after the closing of the proposed acqusition. Pierre Legault, currently executive vice president of Jean Coutu Group, will become senior executive vice president, chief administrative officer of Rite Aid effective as of the closing of the proposed acquisition.

        Voting Arrangements.    For a period of five years after the closing date, Jean Coutu Group has agreed to vote its shares for each Rite Aid director nominee recommended by the board. Thereafter, Jean Coutu Group will vote its shares for each Rite Aid director nominee it designated and, in its discretion, either for each other Rite Aid director nominee recommended by the board or for each other Rite Aid director nominee recommended by the board and for nominees recommended by other persons in the same proportion as votes cast by all other Rite Aid stockholders for those nominees.

        Right to Purchase Securities.    For so long as Jean Coutu Group owns at least 20% of the total Rite Aid voting power, Jean Coutu Group will have the right to purchase securities in future issuances of Rite Aid voting securities (other than in certain types of issuances described below) to permit Jean Coutu Group to maintain the same percentage of total voting power it held prior to the issuance. These purchase rights will not apply to issuances of Rite Aid stock in connection with conversions of convertible preferred stock, equity compensation plan awards, acquisitions by Rite Aid, equity-for-debt exchanges and certain other types of issuances. Subject to certain conditions, under circumstances in which Jean Coutu Group is not permitted to purchase voting securities in a Rite Aid issuance of voting securities, Jean Coutu Group will be permitted to make open market purchases of Rite Aid common stock in order to maintain the same percentage of total voting power it held prior to the issuance.

        Standstill Restrictions.    For so long as Jean Coutu Group (or any Coutu family stockholder or group of Coutu family stockholders) owns at least 5% of the total voting power of Rite Aid and for nine months thereafter, Jean Coutu Group or such Coutu family stockholders or group of Coutu family stockholders will be subject to certain standstill restrictions on the acquisition of additional Rite Aid voting securities, other than with Rite Aid's consent or through the stock purchase rights discussed above, as well as restrictions on taking certain actions relating to Rite Aid.

        Transfer Restrictions.    The stockholder agreement includes restrictions on transfers of Rite Aid voting securities, other than transfers in accordance with Rule 144, in a registered public offering, in connection with a pro rata dividend, spinoff or distribution to Jean Coutu Group stockholders and certain other permitted transfers. In addition, subject to the foregoing, Jean Coutu Group may not transfer shares to someone who, as a result of the transfer, would own more than 5% of the outstanding shares of Rite Aid common stock.

        Supermajority Board Approval.    For so long as Jean Coutu Group owns at least 25% of the total voting power of Rite Aid, certain matters will require the approval of two-thirds of all of the Rite Aid board of directors, including increases in the number of authorized shares, significant issuances of Rite Aid equity securities, mergers, reorganizations, consolidations or similar business combinations involving Rite Aid, significant asset sales and certain other actions specified in the stockholder agreement.

DESCRIPTION OF PREFERRED STOCK

        Under our amended and restated certificate of incorporation we are authorized to issue up to 20,000,000 shares of preferred stock, par value $1.00 per share, in one or more series. As of December 2, 2006, 2,500,000 shares of our Series E preferred stock, approximately 1,277,000 shares of our Series G preferred stock, approximately 1,255,000 shares of our Series H preferred stock, and 4,820,000 shares of our Series I preferred stock, were outstanding, respectively.

        Our board of directors has the authority, without further action by our shareholders, to issue shares of our preferred stock in one or more series and may determine, with respect to any such series, the powers, preferences and rights of such series, and its qualifications, limitations and restrictions, including, without limitation:

  •
  the number of shares to constitute such series and the designations thereof;

  •
  the voting power, if any, of holders of shares of such series and, if voting power is limited, the circumstances under which such holders may be entitled to vote;

  •
  the rate of dividends, if any, and the extent of further participation in dividend distributions, if any, whether dividends shall be cumulative or non-cumulative, and whether the dividends are payable in cash, securities, other property or a combination of the foregoing;

  •
  whether or not such series shall be redeemable, and, if so, the terms and conditions upon which shares of such series shall be redeemable;

  •
  the extent, if any, to which such series shall have the benefit of any sinking fund provision for the redemption or purchase of shares;

  •
  the rights, if any, of such series, in the event of our dissolution, liquidation, winding up of our affairs or upon any distribution of our assets; and

  •
  whether or not the shares of such series shall be convertible (including any mandatory conversion provisions), and, if so, the terms and conditions upon which shares of such series shall be convertible.

        You should refer to the prospectus supplement relating to the series of preferred stock being offered for the specific terms of that series, including:

  •
  the title of the series and the number of shares in the series;

  •
  the price at which the preferred stock will be offered;

  •
  the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate, whether the dividends are payable in cash, securities, other property or a combination of the foregoing;

  •
  the voting rights, if any, of the holders of shares of the preferred stock being offered;

  •
  the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;

  •
  the liquidation preference per share;

  •
  the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock (including any mandatory conversion provisions), or other securities, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

  •
  the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

  •
  any listing of the preferred stock being offered on any securities exchange;

  •
  a discussion of any material U.S. federal income tax considerations applicable to the preferred stock being offered;

  •
  the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

  •
  any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

  •
  any limitations on our ability to take certain actions without the consent of a specified number of holders of preferred stock; and

  •
  any additional rights, preferences, qualifications, limitations and restrictions of the series.

        Upon issuance, the shares of preferred stock will be fully paid and nonassessable. Holders of preferred stock will not have any preemptive rights.

Series E Mandatory Convertible Preferred Stock

        As of December 2, 2006, there were 2,500,000 shares of Series E Mandatory Convertible Preferred Stock (the "Series E Preferred Stock"), par value $1.00 per share, issued and outstanding. We have authorized 2,500,000 shares of Series E Preferred Stock, which have a liquidation preference of $50.00 per share, plus an amount equal to the sum of all accumulated and unpaid dividends subject to certain adjustments. The outstanding shares of Series E Preferred Stock are duly authorized, validly issued, fully paid and nonassessable.

        Dividends on the Series E Preferred Stock are payable at the annual rate of 7.0%, and are due and payable on a quarterly basis in either cash or common stock or a combination of both at our election.

        The Series E Preferred Stock ranks, with respect to dividend rights and distributions upon dissolution, liquidation or winding up, (i) senior to all of our common stock and any other stock of Rite Aid, the terms of which do not expressly provide that such stock ranks senior or on parity with the Series E Preferred Stock, (ii) on parity with any class of stock of Rite Aid, the terms of which expressly provide that such stock ranks on parity with the Series E Preferred Stock, including our Series G Preferred Stock, Series H Preferred Stock and Series I Preferred Stock, and (iii) junior to any class of stock of Rite Aid, the terms of which expressly provide that such stock ranks senior to the Series E Preferred Stock.

        The Series E Preferred Stock will automatically convert into common stock on February 1, 2008 at a rate that is dependent upon the adjusted applicable market value (as defined in the Certificate of Designations for the Series E Preferred Stock) of our common stock. If the adjusted applicable market value of our common stock is $5.36 a share or higher at the conversion date, then the Series E Preferred Stock is convertible at a rate of 9.3284 shares (or higher) of our common stock for every share of Series E Preferred Stock outstanding. If the adjusted applicable market value of our common stock is less than or equal to $3.57 per share at the conversion date, then the Series E Preferred Stock is convertible at a rate of 14.0056 shares of our common stock for every share of Series E Preferred Stock outstanding. If the adjusted applicable market value of our common stock is between $3.57 per share and $5.36 per share at the conversion date, then the Series E Preferred Stock is convertible into common stock at a rate that is between 14.0056 per share and 9.3284 per share of common stock. If we are subject to a cash acquisition prior to the mandatory conversion date, the holder may elect to convert the shares of Series E Preferred Stock into shares of common stock using a conversion rate set forth in the Certificate of Designations for the Series E Preferred Stock.

        The holders of shares of Series E Preferred Stock are not entitled to any voting rights, except as required by applicable state law. However, we will not, without the approval of the holders of at least a majority of the shares of Series E Preferred Stock then outstanding, (1) amend our restated certificate of incorporation, as amended, if the amendment would alter or change the powers, preferences, privileges or rights of the holders of shares of Series E Preferred Stock so as to materially and adversely affect them or (2) make certain other adjustments with respect to our stock which ranks senior to the Series E Preferred Stock.

        If we do not pay a dividend on a dividend payment date, then, subject to certain exceptions, (1) until all accumulated and unpaid dividends on Series E Preferred Stock for all prior dividend periods are declared and paid, we may not take certain actions with respect to any of our capital stock that ranks junior to the Series E Preferred Stock and (2) we may not redeem, purchase or otherwise acquire any of our capital stock that ranks equally with the Series E Preferred Stock. If and whenever six full quarterly dividends, whether or not consecutive, payable on the Series E Preferred Stock are not paid, the number of directors constituting our board of directors will be increased by two and the holders of the Series E Preferred Stock then outstanding will have a right to elect those additional directors to the board of directors until all accumulated and unpaid dividends on the Series E Preferred Stock have been paid in full, after which time the term of office of each director so elected will terminate and the number of directors will be reduced by two.

Series G Cumulative Convertible Pay-In-Kind Preferred Stock and Series H Cumulative Convertible Pay-In-Kind Preferred Stock

        As of December 2, 2006, there were approximately 1,277,000 shares of our Series G Cumulative Convertible Pay-In-Kind Preferred Stock (the "Series G Preferred Stock"), par value $1.00 per share, and approximately 1,255,000 shares of our Series H Cumulative Convertible Pay-In-Kind Preferred Stock (the "Series H Preferred Stock" and together with the Series G Preferred Stock, the "Pay-In-Kind Preferred Stock"), par value $1.00 per share, issued and outstanding. We have authorized 2,000,000 shares of Series G Preferred Stock and 2,000,000 shares of Series H Preferred Stock, both of which have a liquidation preference of $100.00 per share, plus an amount equal to the sum of all accumulated and unpaid dividends subject to certain adjustments. The outstanding shares of Series G Preferred Stock and Series H Preferred Stock are duly authorized, validly issued, fully paid and nonassessable. The terms of the Series G Preferred Stock and Series H Preferred Stock are identical in all material respects, except with respect to the dividend rate and the optional redemption provisions. Selling stockholders to be named in a prospectus supplement may offer, from time to time, our securities, including the outstanding Series G Preferred Stock and Series H Preferred Stock, and the common stock issuable upon conversion of such preferred stock.

        Dividends on the Pay-In-Kind Preferred Stock are payable at the annual rate of 7.0% on the Series G Preferred Stock and 6.0% on the Series H Preferred Stock, and are due and payable on a quarterly basis in either cash or additional shares of the same series of preferred stock with an aggregate liquidation preference equal to the amount of the dividend, or a combination of both at our election.

        Each series of Pay-In-Kind Preferred Stock ranks, with respect to dividend rights and distributions upon dissolution, liquidation or winding up, (i) senior to all of our common stock and any other stock of Rite Aid, the terms of which do not expressly provide that such stock ranks senior or on parity with the Pay-In-Kind Preferred Stock, (ii) on parity with the other series of Pay-In-Kind Preferred Stock now outstanding or to be issued in the future, including shares of Pay-In-Kind Preferred Stock issued as dividends, Series E Preferred Stock, Series I Preferred Stock and any other stock of Rite Aid, the terms of which expressly provide that such stock ranks on parity with the Pay-In-Kind Preferred Stock and (iii) junior to any class of stock of Rite Aid, the terms of which expressly provide that such stock ranks senior to the Pay-In-Kind Preferred Stock.

        We have the right to redeem all or any part of shares of any series of Pay-In-Kind Preferred Stock at a price of 105% of the liquidation preference, plus accrued dividends for the current dividend period. The Series G Preferred Stock may be redeemed at any time and from time to time on and after January 31, 2009 and the Series H Preferred Stock may be redeemed at any time and from time to time on and after January 31, 2010. Any holder of shares of any series of Pay-In-Kind Preferred Stock may convert any such shares which have not been redeemed by us, into shares of our common stock. The number of shares of our common stock issuable upon conversion of each share of Pay-In-Kind Preferred Stock will be determined by dividing the liquidation preference then in effect by 5.50, subject to certain anti-dilution adjustments.

        The holders of shares of Pay-In-Kind Preferred Stock are entitled to vote, together with the holders of our common stock and any other series of preferred stock entitled to vote, as a single class, on all matters submitted to the stockholders of Rite Aid for a vote. The holders of shares of Pay-In-Kind Preferred Stock are entitled to one vote per share of Rite Aid's common stock which is issuable upon conversion of such Pay-In-Kind Preferred Stock, as of the record date for the vote. Additionally, the holders of outstanding shares of each series of Pay-In-Kind Preferred Stock, voting together as a single class, have the right to elect one director to our board of directors.

        We will not, without the approval of the holders of at least a majority of the shares of a particular series of Pay-In-Kind Preferred Stock then outstanding, (1) amend or otherwise alter our restated certificate of incorporation, as amended, or take any action requiring a vote of stockholders, which adversely affects the rights, privileges and preferences of that particular series of Pay-In-Kind Preferred Stock, (2) authorize, create or issue any securities that rank senior to that particular series of Pay-In-Kind Preferred Stock or any security convertible into such a senior security or (3) issue or obligate Rite Aid to issue additional shares of that particular series of Pay-In-Kind Preferred Stock, except as dividends.

        Unless full cumulative dividends on all outstanding shares of a particular series of Pay-In-Kind Preferred Stock for all past dividend periods have been declared and paid or declared and a sufficient sum for the payment thereof set apart, we, or in certain cases, certain subsidiaries of us, may not, subject to certain exceptions, (1) declare or pay dividends on any stock of Rite Aid that ranks junior to that particular series of Pay-In-Kind Preferred Stock, (2) declare or make any distribution on any stock of Rite Aid that ranks junior to that particular series of Pay-In-Kind Preferred Stock or (3) purchase, redeem, acquire or retire for value (including setting apart any monies for such purposes), any stock of Rite Aid that ranks junior to that particular series of Pay-In-Kind Preferred Stock. If and whenever two full quarterly dividends, whether or not consecutive, payable on any series of Pay-In-Kind Preferred Stock are not paid, the number of directors constituting our board of directors will be increased by two and the holders of shares of each of the series of Pay-In-Kind Preferred Stock then outstanding, voting together as a single class, will have the right to elect those additional directors to the board of directors until all accumulated and unpaid dividends on the Pay-In-Kind Preferred Stock total less than two full quarterly dividends payable on such preferred stock, after which time the term of office of each director so elected will terminate and the number of directors will be reduced by two.

Series I Mandatory Convertible Preferred Stock

        As of December 2, 2006, there were 4,820,000 shares of Series I Mandatory Convertible Preferred Stock (the "Series I Preferred Stock"), par value $1.00 per share, issued and outstanding. We have authorized 5,200,000 shares of Series I Preferred Stock, which have a liquidation preference of $25.00 per share, plus an amount equal to the sum of all accumulated and unpaid dividends subject to certain adjustments. The outstanding shares of Series I Preferred Stock are duly authorized, validly issued, fully paid and nonassessable.

        Dividends on the Series I Preferred Stock are payable at the annual rate of 5.5%, and are due and payable on a quarterly basis in either cash or common stock or a combination of both at our election.

        The Series I Preferred Stock ranks, with respect to dividend rights and distributions upon dissolution, liquidation or winding up, (i) senior to all of our common stock and any other stock of Rite Aid, the terms of which do not expressly provide that such stock ranks senior or on parity with the Series I Preferred Stock, (ii) on parity with any class of stock of Rite Aid, the terms of which expressly provide that such stock ranks on parity with the Series I Preferred Stock, including our Series E Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, and (iii) junior to any class of stock of Rite Aid, the terms of which expressly provide that such stock ranks senior to the Series I Preferred Stock.

        The Series I Preferred Stock will automatically convert into common stock on November 17, 2008 at a rate that is dependent upon the adjusted applicable market value (as defined in the Certificate of Designations for the Series I Preferred Stock)of our common stock. If the adjusted applicable market value of our common stock is $5.30 a share or higher at the conversion date, then the Series I Preferred Stock is convertible at a rate of 4.7134 per share of our common stock for every share of Series I Preferred Stock outstanding. If the adjusted applicable market value of our common stock is less than or equal to $4.42 per share at the conversion date, then the Series I Preferred Stock is convertible at a rate of 5.6561 shares of our common stock for every share of Series I Preferred Stock outstanding. If the adjusted applicable market value of our common stock is between $4.42 per share and $5.30 per share at the conversion date, then the Series I Preferred Stock is convertible into common stock at a rate that is between 4.7134 and 5.6561 per share. The holder may convert shares of the Series I Preferred Stock into common stock at any time prior to the mandatory conversion date at the rate of 4.7134 per share. The Series I Preferred Stock is also convertible at our option, but only if the adjusted applicable market value of our common stock exceeds $9.55. If we are subject to a cash acquisition prior to the mandatory conversion date, the holder may elect to convert the shares of Series I Preferred Stock into shares of common stock using a conversion rate set forth in the Certificate of Designations for the Series I Preferred Stock. The holder will also receive a payment equal to the present value of all scheduled dividends through the mandatory conversion date.

        The holders of shares of Series I Preferred Stock are not entitled to any voting rights, except as required by applicable state law. However, we will not, without the approval of the holders of at least a majority of the shares of Series E Preferred Stock then outstanding, (1) amend our restated certificate of incorporation, as amended, if the amendment would alter or change the powers, preferences, privileges or rights of the holders of shares of Series I Preferred Stock so as to materially and adversely affect them or (2) make certain other adjustments with respect to our stock which ranks senior to the Series I Preferred Stock.

        If we do not pay a dividend on a dividend payment date, then, subject to certain exceptions, (1) until all accumulated and unpaid dividends on Series I Preferred Stock for all prior dividend periods are declared and paid, we may not take certain actions with respect to any of our capital stock that ranks junior to the Series I Preferred Stock and (2) we may not redeem, purchase or otherwise acquire any of our capital stock that ranks equally with the Series I Preferred Stock. If and whenever six full quarterly dividends, whether or not consecutive, payable on the Series I Preferred Stock are not paid, the number of directors constituting our board of directors will be increased by two and the holders of the Series I Preferred Stock then outstanding will have a right to elect those additional directors to the board of directors until all accumulated and unpaid dividends on the Series I Preferred Stock have been paid in full, after which time the term of office of each director so elected will terminate and the number of directors will be reduced by two.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase debt or equity securities. Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities at the exercise price stated or determinable in the prospectus supplement for the warrants. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

  •
  the title of the warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the designation, amount and terms of the securities for which the warrants are exercisable;

  •
  the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

  •
  the aggregate number of warrants;

  •
  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

  •
  the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

  •
  the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable, if applicable;

  •
  a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

  •
  the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

  •
  the maximum or minimum number of warrants that may be exercised at any time;

  •
  information with respect to book-entry procedures, if any; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

LEGAL MATTERS

        In connection with particular offerings of the securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of those securities will be passed upon for Rite Aid Corporation by Robert B. Sari, our general counsel, or Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Mr. Sari owns shares of our common stock and options exercisable for our common stock.

EXPERTS

        The consolidated financial statements as of March 4, 2006 and February 26, 2005, and for each of the three years in the period ended March 4, 2006, and management's report on the effectiveness of internal control over financial reporting as of March 4, 2006; and the related financial statement schedule, incorporated by reference in this Prospectus from the Company's Annual Report on Form 10-K for the fiscal year ended March 4, 2006, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, (which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and include an explanatory paragraph referring to the adoption of Statement of Financial Accounting Standards No. 123, "Accounting For Stock-Based Compensation," effective March 2, 2003, (2) express an unqualified opinion on management's assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of The Jean Coutu Group (PJC) USA, Inc. as of May 27, 2006 and May 28, 2005, and for each of the three years in the period ended May 27, 2006, incorporated by reference in this Prospectus from our Definitive Proxy Statement filed with the SEC on November 30, 2006, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, (which report expresses an unqualified opinion and includes explanatory paragraphs relating to significant transactions with the parent company and a change in the method of accounting for inventory in 2005), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INDEX TO FINANCIAL STATEMENTS

Page
Rite Aid Corporation Unaudited Pro Forma Financial Statements	F-2
The Jean Coutu Group (PJC) USA, Inc. and Subsidiaries Consolidated Condensed Balance Sheets (Unaudited)—As of November 25, 2006 and May 27, 2006	F-12
The Jean Coutu Group (PJC) USA, Inc. and Subsidiaries Consolidated Condensed Statements of Operations (Unaudited)—For the thirteen and twenty-six weeks ended November 25, 2006 and November 26, 2005	F-13
The Jean Coutu Group (PJC) USA, Inc. and Subsidiaries Consolidated Condensed Statements of Cash Flows (Unaudited)—For the twenty-six weeks ended November 25, 2006 and November 26, 2005	F-14
The Jean Coutu Group (PJC) USA, Inc. and Subsidiaries Notes to Consolidated Condensed Financial Statements (Unaudited)	F-15

RITE AID CORPORATION
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

        On August 23, 2006, we entered into a stock purchase agreement with The Jean Coutu Group (PJC) Inc., a Québec corporation ("Jean Coutu Group"), to acquire Jean Coutu USA, a wholly-owned subsidiary of Jean Coutu Group and the holding company for the Brooks and Eckerd drugstore chains, for cash, assumption of debt, and stock consideration (the "proposed acquisition"). The following unaudited pro forma combined financial statements were prepared using the historical consolidated financial statements of Rite Aid and Jean Coutu USA. This information should be read in conjunction with, and is qualified in its entirety by, the consolidated financial statements and accompanying notes of Rite Aid and Jean Coutu USA included in or incorporated by reference into this prospectus.

        The accompanying unaudited pro forma combined financial statements give pro forma effect to:

  •
  the proposed offer and sale of $300 million aggregate principal amount of our senior secured notes and $500 million aggregate principal amount of our senior notes, including the expected application of the proceeds therefrom (collectively, the "proposed offering") and

  •
  the proposed acquisition, assuming a purchase price of $1.45 billion in cash, the assumption of Jean Coutu Group's 8.5% Senior Subordinated Notes due 2014 (the "Jean Coutu Notes"), and the issuance of Rite Aid common stock, using the purchase method of accounting.

        The pro forma adjustments related to the proposed acquisition are preliminary and do not reflect the final purchase price, final debt components or final allocation of the excess of the purchase price over the net book value of the assets of Jean Coutu USA, as the process to assign a fair value to the various tangible and intangible assets acquired has only just commenced. Final adjustments are likely to result in a materially different purchase price, debt components and allocation of the purchase price, which will affect the value assigned to the tangible or intangible assets and amount of interest expense and depreciation and amortization expense recorded in the statement of operations. The effect of the changes to the statements of operations will depend on the final purchase price, the nature and amount of debt issued and assumed and the nature and amount of the final purchase price allocation and could be material. We can provide no assurance that we will not alter the financing structure of the proposed acquisition.

        The pro forma financials do not reflect revenue opportunities and cost savings that we expect to realize after the completion of the proposed acquisition. The pro forma financial information also does not reflect non-recurring charges related to integration activity or exit costs that may be incurred by Rite Aid or Jean Coutu USA in connection with the proposed acquisition.

        The unaudited pro forma combined balance sheet assumes that the completion of the proposed offering and the proposed acquisition took place on December 2, 2006 and combines Rite Aid's unaudited December 2, 2006 balance sheet, pro forma for the proposed offering, with the unaudited balance sheet of Jean Coutu USA as of November 25, 2006.

        The unaudited pro forma combined statements of operations for the 53-week year ended March 4, 2006 and the thirty-nine week period ended December 2, 2006 assume that the proposed offering and the proposed acquisition took place on the first day of the period presented (i.e., February 27, 2005 and March 5, 2006, respectively). The unaudited pro forma combined statement of operations for the 53-week fiscal year ended March 4, 2006 combines Rite Aid's audited consolidated statement of operations for the 53-week fiscal year ended March 4, 2006, pro forma for the proposed offering, with Jean Coutu USA's audited consolidated statement of operations for the 52-week fiscal year ended May 27, 2006. The unaudited pro forma combined statement of operations for the thirty-nine weeks ended December 2, 2006 combines Rite Aid's unaudited consolidated statement of operations for the thirty-nine week period ended December 2, 2006, pro forma for the proposed offering, with Jean Coutu USA's unaudited consolidated statement of operations for the thirty-nine week period ended

November 25, 2006 (comprised of the thirteen week period ended May 27, 2006, and the twenty-six week period ended November 25, 2006). Reclassifications have been made to the statements of operations of Jean Coutu USA to conform it to Rite Aid's financial statement classifications. In order to prepare the accompanying pro forma combined statements of operations for the combined company, revenues of $2,428.1 million and a net loss of $31.7 million for the thirteen weeks ended May 27, 2006 for Jean Coutu USA were included in both the 52-week fiscal year ended May 27, 2006 and the thirty-nine weeks ended November 25, 2006.

        The pro forma financial information is based on the estimates and assumptions set forth in the notes to such information. The pro forma financial information is preliminary and is being furnished solely for information purposes and, therefore, is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the dates or periods indicated, nor is it necessarily indicative of the results of operations or financial position that may occur in the future.

RITE AID CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
(Dollar and share information in millions)

	Rite Aid Corporation December 2, 2006	Preliminary Pro Forma Adjustments for the Proposed Offering		Pro Forma for the Proposed Offering	Jean Coutu USA November 25, 2006	Preliminary Pro Forma Adjustments for the Proposed Acquisition		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$148.4	—		$148.4	$33.6	$—		$182.0
Accounts receivable, net	321.8	—		321.8	405.3	—		727.1
Inventories, net	2,468.4	—		2,468.4	1,702.6	74.9	(1)	4,245.9
Prepaid expenses and other current assets	113.2	—		113.2	62.2	(15.3	)(2)	160.1

Total current assets	3,051.8	—		3,051.8	2,203.7	59.6		5,315.1
Property, plant and equipment, net	1,697.3	—		1,697.3	1,111.1	10.9	(3)	2,819.3
Goodwill	656.0	—		656.0	858.7	152.3	(4)	1,667.0
Other intangibles, net	185.3	—		185.3	667.4	(280.6	)(5)	572.1
Deferred tax assets	1,387.5	5.4		1,392.9	—	4.8		1,397.7
Other assets	154.3	19.5	(17)	173.8	234.2	(177.5	)(6)	230.5

Total assets	$7,132.2	$24.9		$7,157.1	$5,075.1	$(230.5)		$12,001.7

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of convertible notes, long term debt and lease financing obligations	$197.6	(184.1	)(16)	$13.5	$173.9	$(161.4	)(7)	$26.0
Accounts payable	923.8	—		923.8	678.7	—		1,602.5
Accrued salaries, wages and other current liabilities	715.4	—		715.4	428.9	—		1,144.3

Total current liabilities	1,836.8	(184.1)		1,652.7	1,281.5	(161.4)		2,772.8
Long-term debt, less current maturities	2,785.0	217.9	(16)	3,002.9	3,020.2	(586.2	)(8)	5,436.9
Lease financing obligations, less current maturities	164.7	—		164.7	—	10.9	(9)	175.6
Other noncurrent liabilities	720.4	—		720.4	311.2	(113.5	)(10)	918.1

Total liabilities	$5,506.9	$33.8		$5,540.7	$4,612.9	$(850.2)		$9,303.4

Stockholders' equity:
Preferred stock	—	—		—	6.2	(6.2)		—
Preferred stock, Series E	120.0	—		120.0	—	—		120.0
Preferred stock, Series G	127.7	—		127.7	—	—		127.7
Preferred stock, Series H	125.5	—		125.5	—	—		125.5
Preferred stock, Series I	116.4	—		116.4	—	—		116.4
Common stock	532.3	—		532.3	—	250.0		782.3
Accumulated paid-in capital	3,104.7	—		3,104.7	607.4	232.6		3,944.7
Accumulated deficit	(2,477.3)	(8.9	)(18)	(2,486.2)	(151.4)	143.3		(2,494.3)
Accumulated other comprehensive loss	(24.0)	—		(24.0)	—	—		(24.0)

Total stockholders' equity	1,625.3	(8.9)		1,616.4	462.2	619.7	(11)	2,698.3

Total liabilities and stockholders equity	$7,132.2	$24.9		$7,157.1	$5,075.1	$(230.5)		$12,001.7

See accompanying notes to unaudited pro forma combined financial statements, including Note 2 for an explanation of the preliminary pro forma adjustments.

RITE AID CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(Dollar and share information in millions)

	Rite Aid Corporation 53 weeks ended March 4, 2006	Preliminary Pro Forma Adjustments for the Proposed Offering		Pro Forma for the Proposed Offering	Jean Coutu USA 52 weeks ended May 27, 2006	Preliminary Pro Forma Adjustments for Proposed Acquisition		Pro Forma Combined
Revenues	$17,271.0	—		$17,271.0	$9,495.9	$—		$26,766.9
Costs and expenses:
Cost of goods sold	12,571.9	—		12,571.9	7,172.4	13.3	(12)	19,757.6
Selling, general and administrative expenses	4,307.4	—		4,307.4	2,030.8	217.7	(12)	6,555.9
Store closing and impairment charges	68.7	—		68.7	—	28.2	(12)	96.9
Interest expense	277.0	9.1	(19)	286.1	274.7	(65.9	)(13)	494.9
Loss on debt modifications and retirements, net	9.2	—		9.2	—	—		9.2
Gain on sale of assets and investments, net	(6.5)	—		(6.5)	—	(8.0	)(12)	(14.5)
Depreciation and amortization	—	—		—	215.8	(215.8	)(12)	—
Interest income	—	—		—	(6.0)	6.0	(12)	—
Foreign currency loss	—	—		—	12.7	(12.7	)(14)	—

	17,227.7	9.1		17,236.8	9,700.4	(37.2)		26,900.0

Income (loss) before income taxes	43.3	(9.1)		34.2	(204.5)	37.2		(133.1)
Income tax (benefit) expense	(1,229.8)	(4.5	)(20)	(1,234.3)	(76.9)	13.9	(15)	(1,297.3)

Net income (loss)	$1,273.1	(4.6)		1,268.5	$(127.6)	$23.3		$1,164.2

See accompanying notes to unaudited pro forma combined financial statements, including Note 2 for an explanation of the preliminary pro forma adjustments.

RITE AID CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(Dollar and share information in millions)

	Rite Aid Corporation 39 weeks ended December 2, 2006	Preliminary Pro Forma Adjustments for the Proposed Offering		Pro Forma for the Proposed Offering	Jean Coutu USA 39 weeks ended November 25, 2006	Preliminary Pro Forma Adjustments for the Proposed Acquisition		Pro Forma Combined
Revenues	$12,945.7	$—		$12,945.7	$7,128.4	$—		$20,074.1
Costs and expenses:
Cost of goods sold	9,456.6	—		9,456.6	5,403.3	12.4	(12)	14,872.3
Selling, general and administrative expenses	3,247.2	—		3,247.2	1,547.2	137.2	(12)	4,931.6
Store closing and impairment charges	24.2	—		24.2	—	22.8	(12)	47.0
Interest expense	205.7	7.9	(19)	213.6	212.2	(55.8	)(13)	370.0
Loss (gain) on sale of assets and investments, net	(1.4)	—		(1.4)	—	(1.6	)(12)	(3.0)
Depreciation and amortization	—	—		—	145.5	(145.5	)(12)	—
Interest income	—	—		—	(5.8)	5.8	(12)	—
Foreign currency loss	—	—		—	(4.2)	4.2	(14)	—

	12,932.3	7.9		12,940.2	7,298.2	(20.5)		20,217.9

Income (loss) before income taxes	13.4	(7.9)		5.5	(169.8)	20.5		(143.8)
Income tax (benefit) expense	1.7	(3.9	)(20)	(2.2)	(63.6)	7.7	(15)	(58.1)

Net income (loss)	$11.7	(4.0)		$7.7	$(106.2)	$12.8		$(85.7)

See accompanying notes to unaudited pro forma combined financial statements, including Note 2 for an explanation of the preliminary pro forma adjustments.

RITE AID CORPORATION
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1—Basis of Presentation

        The accompanying unaudited pro forma combined balance sheet assumes that the proposed offering and the proposed acquisition took place on December 2, 2006 and combines Rite Aid's unaudited December 2, 2006 balance sheet with the unaudited balance sheet of Jean Coutu USA as of November 25, 2006.

        On August 23, 2006, Rite Aid Corporation entered into the stock purchase agreement with Jean Coutu Group. Pursuant to the terms of and subject to the conditions set forth in the stock purchase agreement, Rite Aid will acquire all of the outstanding capital stock of Jean Coutu USA, which is engaged in the business of operating a network of retail pharmacy stores conducting business under the Brooks and Eckerd banners.

        The aggregate purchase price for the proposed acquisition of Jean Coutu USA will consist of $1.45 billion in cash, subject to a working capital adjustment, 250 million shares of Rite Aid common stock and the assumption of $850 million of the Jean Coutu Notes (with the cash component increasing to $2.3 billion if the Jean Coutu Notes are not assumed).

        The accompanying unaudited pro forma combined statements of operations for the 53-week fiscal year ended March 4, 2006 and the thirty-nine week period ended December 2, 2006 assumes that the proposed offering, the application of the proceeds thereof and the proposed acquisition took place on the first day of the period presented (i.e., February 27, 2005 and March 5, 2006, respectively). The unaudited pro forma combined statement of operations for the 53-week fiscal year ended March 4, 2006 combines Rite Aid's audited consolidated statement of operations for the 53-week fiscal year ended March 4, 2006, pro forma for the proposed offering, with Jean Coutu USA's audited consolidated statement of operations for the fiscal 52-week year ended May 27, 2006. The accompanying unaudited pro forma combined statement of operations for the thirty-nine weeks ended December 2, 2006 combines Rite Aid's unaudited consolidated statement of operations for the thirty-nine week period ended December 2, 2006, pro forma for the proposed offering, with Jean Coutu USA's unaudited consolidated statement of operations for the thirty-nine week period ended November 25, 2006 (comprised of the thirteen week period ended May 27, 2006, and the twenty-six week period ended November 25, 2006). Reclassifications have been made to the statement of operations of Jean Coutu USA to conform it to Rite Aid's financial statement classifications. In order to prepare the accompanying pro forma combined statements of operations, revenues of $2,428.1 million and net loss of $31.7 million for the thirteen weeks ended May 27, 2006 for Jean Coutu USA were included in both the 52-week fiscal year ended May 27, 2006 and the thirty-nine weeks ended November 25, 2006.

        You should be advised that the following pro forma combined financial statements have been prepared for illustrative purposes only and do not purport to be indicative of the actual results that would have been achieved by us if the proposed offering had already occurred or the combined company for the periods presented or that will be achieved by us or the combined company in the future.

Note 2—Unaudited Pro Forma Adjustments

        The pro forma adjustments included in the accompanying statements do not reflect the final purchase price, final debt components or final allocation of the excess of the purchase price over the net book value of the assets of Jean Coutu USA, as the process to assign a fair value to the various tangible and intangible assets acquired, including goodwill, has only just commenced. Jean Coutu USA purchased the Eckerd stores from J.C. Penney Company, Inc. in July of 2004 and at that time recorded the Eckerd fixed assets, prescription file intangibles and favorable lease intangibles at their fair value, based upon the results of a valuation prepared by an independent third party. For purposes of the preliminary purchase price allocation, it is assumed that the fair values that will be assigned to these assets are based on the fair values assigned at the time of Jean Coutu USA's purchase of the Eckerd stores. For the acquired stores representing Brooks stores which were not part of the July 2004 acquisition, the Company has assigned an estimated fair value to associated fixed assets, prescription file intangibles and favorable lease intangibles of the Brooks stores, assuming that the per store estimated fair value of these assets approximates the per store estimated fair value assigned to similar assets of the Eckerd stores as discussed above. Final adjustments are likely to result in a materially different purchase price, debt components and allocation of the purchase price, which will affect the value assigned to the tangible or intangible assets and amount of interest expense and depreciation and amortization expense recorded in the statement of operations.

Adjustments for the Proposed Acquisition

Unaudited Pro Forma Combined Balance Sheet

(1)
Represents the elimination of the last in, first out ("LIFO") reserve for Jean Coutu USA, in order to record the inventory of Jean Coutu USA at its estimated fair value.

(2)
Represents an intercompany receivable of Jean Coutu USA to Jean Coutu Group that will not be acquired as part of the proposed acquisition.

(3)
Represents the component of the excess of the purchase price over the net book value of the assets of Jean Coutu USA allocated to property, plant and equipment of Jean Coutu USA.

(4)
Represents the addition of goodwill of $1,011.0 related to Rite Aid's acquisition of Jean Coutu USA less the elimination of $858.7 of goodwill related to Jean Coutu USA's acquisition of Eckerd. A preliminary calculation of the goodwill resulting from Rite Aid's acquisition of Jean Coutu USA is shown below. The final allocation of the purchase price will likely have a material impact on the pro forma balance sheet and therefore final goodwill recorded could be materially different than the amount calculated below (in millions).

Cash to be paid via new debt issuance	$1,450.0
Assumption of the Jean Coutu Notes	884.0	(a)
Issuance of Rite Aid common stock	1,090.0	(b)

Purchase price	3,424.0
Estimated transaction fees	36.3	(c)

Adjusted purchase price	3,460.3
Book value of Jean Coutu USA assets	(2,322.4	)(d)

Total purchase price adjustment	1,137.9
Purchase price adjustment allocated to tangible and identifiable intangible assets	(126.9	)(e)

Goodwill	$1,011.0

(a)
Represents the fair value of the Jean Coutu Notes at January 30, 2007. Cash to be paid via new debt issuance will increase by $850 million if the Jean Coutu Notes are not assumed.

(b)
Based on a stock price of $4.36 per share. This amount is calculated based upon the average closing price of Rite Aid stock beginning two days prior to the announcement of Rite Aid's proposed purchase of Jean Coutu USA on August 24, 2006 and ending two days after that announcement.

(c)
Represents transaction fees incurred that will be capitalized as part of the purchase price allocation. Fees incurred to issue the debt to finance the proposed acquisition will be capitalized and amortized over the term of the related debt instrument. See footnote 6 below.

(d)
Calculated by taking the book value of Jean Coutu USA at November 25, 2006 and adjusting for the elimination of intercompany assets and liabilities not acquired by Rite Aid and the elimination of goodwill, trade name intangible assets and related deferred tax liabilities related to Jean Coutu USA's acquisition of Eckerd.

(e)
Includes adjustments for the elimination of the LIFO reserve of Jean Coutu USA ($74.9 million), purchase price allocation to property, plant and equipment ($10.9 million), purchase price allocation to prescription file intangibles ($57.5 million) and purchase price allocation to favorable lease intangibles ($14.9 million), less additional deferred tax liabilities related to the purchase price allocation of $31.2 million. After taking into account these adjustments, along with the other adjustments described in this Note 2, the preliminary fair value of the inventory, property, plant and equipment and identifiable intangibles acquired from Jean Coutu USA is $1,627.6 million, $1,122.0 million and $386.8 million, respectively.

(5)
Represents the elimination of the Eckerd trade name intangible asset of $353.0 million, the allocation of $57.5 million of the purchase price of Jean Coutu USA to prescription file intangibles and the allocation of $14.9 million of the purchase price of Jean Coutu USA to favorable lease intangibles.

(6)
Represents the receivable of $228.3 million of Jean Coutu USA to Jean Coutu Group that will not be acquired as part of the proposed acquisition and the capitalization of an estimated $50.8 million of debt issue costs expected to be incurred by Rite Aid for debt issued to consummate the acquisition that will be amortized over the term of the related debt instruments.

(7)
Represents an intercompany payable of Jean Coutu USA to Jean Coutu Group that will not be acquired as part of the proposed acquisition.

(8)
Represents intercompany debt of $3,009.3 million from Jean Coutu USA to Jean Coutu Group that will not be acquired as part of the proposed acquisition, the reclassification of $10.9 million of the long term portion of capital leases to lease financing obligations and the incurrence of $2,434.0 million of debt by Rite Aid to finance the proposed acquisition.

(9)
Represents the reclassification of Jean Coutu USA lease financing obligations to conform to Rite Aid presentation.

(10)
Represents elimination of Jean Coutu USA deferred tax liabilities of $144.7 million related to the Eckerd trade name asset and the addition of deferred tax liabilities resulting from the assignment of a portion of the purchase price allocation to identifiable tangible and intangible assets.

(11)
Reflects the elimination of the historical equity of Jean Coutu USA (which results in a reduction to pro forma equity of $462.2 million), the addition of equity recorded for the issuance of 250 million shares of Rite Aid common stock (which results in an increase in pro forma equity of $1,090.0 million; see footnote (4), sub-footnote (2) above) and the tax effected impact of a non-recurring commitment fee of $12.9 million related to bridge financing for the proposed acquisition (which results in a reduction of pro forma equity of $8.1 million). The net effect of these adjustments to pro forma equity is an increase of $619.7 million.

Unaudited Pro Forma Combined Statements of Operations

(12)
Reflects the following pro forma adjustments (in millions):

	Pro forma Impact
	53 weeks ended March 4, 2006	39 weeks ended December 2, 2006
Additional amortization expense resulting from the adjustment of the amortization period of Eckerd prescription file intangibles from ten years to five years (increase in selling, general and administrative expenses ("SG&A")	$28.7	$21.5
Additional depreciation and amortization expense resulting from an allocation of a portion of the purchase price of Jean Coutu USA representing the Brooks stores to:
—property plant and equipment (increase to cost of goods sold)	$0.5	$0.4
—prescription file intangibles, (increase in SG&A)	$11.5	$8.6
—favorable lease intangibles, (increase in SG&A)	$0.7	$0.6
Reclassification of depreciation and amortization of Jean Coutu USA to:
—costs of goods sold (increase in cost of goods sold)	$12.8	$12.0
—SG&A (increase in SG&A)	$203.0	133.5
Reclassification of interest income of Jean Coutu USA to SG&A (decrease in SG&A)	$6.0	$5.8
Reclassification of amounts from SG&A to conform with Rite Aid's presentation in the statement of operations.
—store closing and impairment charges (decrease in SG&A)	$28.2	$22.8
—gain on sale of fixed assets (increase in SG&A)	$8.0	$1.6

        Depreciation expense related to the purchase price adjustment to property, plant and equipment is calculated as being depreciated over a 20 year period, as the Company's assumption in the purchase price allocation is that the majority of this allocation is related to the fair value of improvements to leased locations. Therefore, the period used is the minimum period of the majority of Jean Coutu USA's operating leases. Amortization expense related to the purchase price adjustment to favorable lease intangibles is calculated as being amortized over a 20 year period, which is the minimum period of the majority of Jean Coutu USA's operating leases. Amortization expense related to the purchase price adjustment to prescription file intangibles is calculated as being amortized over a five year period, as this is the life that has been assigned recent prescription file intangible additions of the Company. The useful lives assigned in the final purchase price allocation could differ from these lives, which could have a material impact on depreciation and amortization expense. A $10 million adjustment to the value assigned to property plant and equipment would have an impact on annual depreciation expense of $0.5 million. A $10 million adjustment to the value assigned to favorable lease intangibles would have an impact on annual amortization expense of $0.5 million. A $10 million adjustment to the value assigned to prescription file intangibles would have an impact on annual amortization expense of $2.0 million.

(13)
Reflects the impact of eliminating the historical interest expense incurred by Jean Coutu USA for intercompany debt to Jean Coutu Group and adding interest expense to be incurred for the debt issued and assumed by Rite Aid in the proposed offering and for the proposed acquisition.

(14)
Reflects the elimination of loss on foreign currency exchange between Jean Coutu USA and Jean Coutu Group related to the Canadian dollar denominated intercompany debt that will not be acquired as a part of this acquisition.

(15)
Represents the tax effect of the pro forma adjustments, recorded at an estimated statutory rate of 37.5%

Adjustments for the Proposed Offering

Unaudited Pro Forma Combined Balance Sheet

(16)
Represents the increase in indebtedness from the issuance of $800 million aggregate principal amount of notes in the proposed offering, net of the redemption of $300 million principal amount of our 9.5% senior secured notes due 2011 and our repayment of approximately $466.2 million under our revolving credit facility, of which approximately $184.1 million was used to pay at maturity our 7.125% senior notes due January 2007. The net increase in indebtedness of $33.8 million represents amounts used to fund the costs of issuing our new senior secured and unsecured notes ($19.5 million) and to complete our early tender of our 9.5% senior secured notes due 2011 ($14.3 million).

(17)
Represents the capitalization of the costs to issue the notes in the proposed offering.

(18)
Represents the tax effected impact on stockholders equity of the loss incurred in the redemption of our 9.5% senior secured notes due 2011.

Unaudited Pro Forma Combined Statements of Operations

(19)
Represents the impact of the proposed offering on interest expense.

(20)
Represents the tax effect of the pro forma adjustments.

THE JEAN COUTU GROUP (PJC) USA, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands, except share amounts)

(UNAUDITED)

	November 25, 2006	May 27, 2006
Assets
Current assets:
Cash and cash equivalents	$33,546	$110,702
Accounts receivable, net	405,294	415,869
Merchandise inventory	1,702,626	1,561,092
Current receivable from affiliates	15,279	55,629
Assets held for sale	2,869	2,869
Prepaid expenses	44,045	38,391

Total current assets	2,203,659	2,184,552
Receivable from affiliates	228,292	254,989
Property and equipment, net	1,111,122	1,113,898
Intangible assets, net	667,364	689,438
Goodwill	858,690	858,690
Other long-term assets	5,996	4,358

Total assets	5,075,123	5,105,925

Liabilities and shareholder's equity
Current liabilities:
Accounts payable	678,666	572,502
Accrued liabilities	313,169	319,367
Income taxes payable	3,442	1,708
Deferred income taxes	112,402	117,168
Current liabilities due to affiliates	161,381	155,204
Current portion of long-term debt	12,493	9,040

Total current liabilities	1,281,553	1,174,989
Long-term debt due to affiliates	3,009,323	3,017,184
Long-term debt	10,858	5,262
Deferred income taxes	114,109	161,943
Other long-term liabilities	197,127	209,627
Shareholder's equity:
Preferred stock, $1.00 par value—authorized, issued and outstanding, 3,000 shares (liquidation preference of $6,150)	6,150	6,150
Common stock, $1.00 par value—authorized, 147,000 shares; issued and outstanding, 236 shares	1	1
Additional paid-in capital	607,352	607,352
Accumulated deficit	(151,203)	(76,436)
Treasury stock, at cost (50 shares)	(147)	(147)

Total shareholder's equity	462,153	536,920

Total liabilities and shareholder's equity	5,075,123	5,105,925

The accompanying notes are an integral part of these consolidated condensed financial statements.

THE JEAN COUTU GROUP (PJC) USA, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands)

(UNAUDITED)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	November 25, 2006	November 26, 2005	November 25, 2006	November 26, 2005
Sales	$2,352,052	$2,293,361	$4,700,311	$4,608,402
Costs and expenses:
Cost of goods sold (exclusive of depreciation shown below)	1,772,164	1,723,705	3,559,086	3,468,619
Selling, general and administration (exclusive of depreciation shown below)	514,410	492,542	1,029,187	1,002,314
Depreciation and amortization	49,930	58,454	104,118	116,084

Operating income	15,548	18,660	7,920	21,385
Other expense (income), net:
Interest expense	71,072	67,855	141,416	133,104
Foreign currency losses (gains)	(6,565)	4,164	(5,440)	1,989
Interest income	(1,522)	(1,504)	(4,113)	(2,792)

	62,985	70,515	131,863	132,301

Loss before income taxes	(47,437)	(51,855)	(123,943)	(110,916)
Income tax benefit	(18,886)	(18,729)	(49,342)	(42,535)

Net loss	(28,551)	(33,126)	(74,601)	(68,381)

The accompanying notes are an integral part of these consolidated condensed financial statements.

THE JEAN COUTU GROUP (PJC) USA, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(in thousands)

(UNAUDITED)

	Twenty-Six Weeks Ended
	November 25, 2006	November 26, 2005
Operating activities
Net loss	$(74,601)	$(68,381)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	104,118	116,084
Loss on impairment and disposal of property and equipment	300	556
Gain on sale of prescription files	(300)	(6,147)
Deferred income taxes	(52,600)	(71,147)
Unrealized foreign exchange losses	(232)	2,710
Tax benefit on Parent Company options	—	64
Other non-cash items	91	526
Changes in operating assets and liabilities:
Accounts receivable, net	10,575	(4,002)
Intercompany receivable and payable	(1,848)	(1,604)
Merchandise inventory	(141,534)	(145,999)
Prepaid expenses	(5,654)	(66)
Income taxes payable	1,734	(20,434)
Accounts payable and accrued liabilities	110,689	82,635
Other assets and liabilities	(16,594)	(17,617)

Net cash from operating activities	(65,856)	(132,822)

Investing activities
Purchase of property and equipment	(72,636)	(58,698)
Proceeds from sale of property and equipment	282	738
Purchase of intangible assets	(2,070)	(7,059)
Proceeds from sale of intangible assets	565	7,849

Net cash from investing activities	(73,859)	(57,170)

Financing activities
Proceeds from advances from affiliates, net	100,000	207,000
Repayment of notes payable to affiliates	(32,557)	(22,551)
Payment on capital lease obligations	(4,884)	(4,719)

Net cash from financing activities	62,559	179,730

Net increase in cash and cash equivalents	(77,156)	(10,262)
Cash and cash equivalents, beginning of period	110,702	90,649

Cash and cash equivalents, end of period	33,546	80,387

The accompanying notes are an integral part of these consolidated condensed financial statements.

1.    Description of business

        The Jean Coutu Group (PJC) USA, Inc. (the "Company") is a wholly owned subsidiary of The Jean Coutu Group (PJC) Inc. (the "Parent Company").

        The Company operates a network comprising 1,859 drugstores as of November 25, 2006 (May 27, 2006—1,858; November 26, 2005—1,853), located in 18 states of the northeastern, mid-Atlantic and southeastern United States. The Company conducts business under the trade names Brooks Pharmacy and Eckerd Pharmacy.

        The Company's long-term financing since the fiscal 2005 Eckerd acquisition has been provided in the form of borrowings from the Parent Company.

        On August 23, 2006, the Parent Company entered into a definitive agreement with Rite Aid Corporation, whereby the Parent Company would sell the shares of the Company to Rite Aid Corporation in exchange for total consideration of 1.45 billion in cash, the assumption of Parent Company debt of $850 million and 250 million shares of Rite Aid Corporation common stock.

2.    Basis of presentation

        The accompanying unaudited consolidated condensed financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information, and therefore do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete annual financial statements. The accompanying financial information reflects all adjustments which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods. The results of operations for the thirteen week and twenty-six week periods ended November 25, 2006 and November 26, 2005 are not necessarily indicative of the results to be expected for the full fiscal year. The consolidated condensed financial statements should be read in conjunction with the consolidated financial statements as of May 27, 2006 and May 28, 2005 and for each of the three fiscal years in the period ended May 27, 2006.

        The consolidated condensed financial statements include the accounts of the Company and all its subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

        These consolidated condensed financial statements were prepared from the separate records maintained by the Company, which include significant financing transactions with the Parent Company and certain allocations of expenses and may not be indicative of the financial position, results of operations, or cash flows that would have resulted if the Company had been operated as an unaffiliated company.

3.    New accounting pronouncements

        In September 2006, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 157, "Fair Value Measurements". This statement establishes a standard definition for fair value, establishes a framework under generally accepted accounting principles for measuring fair value and expands disclosure requirements for fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is in the process of determining the effect, if any, the adoption of SFAS No. 157 will have on its financial statements.

4.    Store closings

        The reserve for store lease exit costs includes the following activity:

	Thirteen weeks ended		Twenty-six weeks ended
	November 25, 2006	November 26, 2005	November 25, 2006	November 26, 2005
Balance, beginning of period	$89,700	$132,789	$114,788	$143,468
Provision for present value of noncancellable lease payments	287	1,280	718	2,164
Changes in assumptions	—	—	—	(1,797)
Interest accretion	1,970	2,785	4,059	4,065
Cash payments, net of sublease income, and settlements	(7,962)	(14,561)	(35,570)	(25,607)

Balance, end of period	$83,995	$122,293	$83,995	$122,293

        The provision for stores to be closed or relocated under long term leases includes the present value of noncancellable lease payments less sublease income and is recorded in selling, general and administrative expenses in the consolidated condensed statements of operations.

        During the fourth quarter of fiscal year 2006, the Company agreed to settle certain lease obligations with the same lessor with whom the Company was in litigation. The total agreed upon settlement was $20,000, of which $1,000 was paid in fiscal year 2006 and the remaining $19,000 was paid in the twenty-six week period ended November 25, 2006.

        During the twenty-six week period ended November 26, 2005, the Company changed its assumptions regarding the cost to terminate certain lease obligations resulting in a reduction in the reserve for store lease exit costs of $1,797.

5.    Intangible assets

        The following is a summary of the Company's intangible assets:

	November 25, 2006	May 27, 2006
Indefinite-lived:
Trade Name	$353,000	$353,000
Definite-lived:
Prescription files	339,341	337,818
Non-compete agreements	6,836	6,619
Leasehold interests	113,046	113,210

Total cost	812,223	810,647

Accumulated amortization—Prescription files	(104,802)	(87,930)
Accumulated amortization—Non-compete agreements	(4,858)	(4,548)
Accumulated amortization—Leasehold interests	(35,199)	(28,731)

Total accumulated amortization	(144,859)	(121,209)

Total intangible assets—net	$667,364	$689,438

        Amortization expense for the thirteen week periods ended November 25, 2006 and November 26, 2005 was $11,865 and $12,405, respectively. Amortization expense for the twenty-six week periods ended November 25, 2006 and November 26, 2005 was $23,874 and $23,656, respectively.

        Estimated amortization expense for intangible assets subject to amortization for the five fiscal years succeeding May 27, 2006 is as follows: 2007—$47,244; 2008—$44,750; 2009—$42,666; 2010—$39,992; 2011—$37,256.

6.    Accrued liabilities

        Accrued liabilities consists of the following:

	November 25, 2006	May 27, 2006
Accrued wages, benefits and other personnel costs	$110,840	$89,416
Workers' compensation and general liability	31,201	27,764
Sales, payroll and other taxes payable	44,457	46,467
Accrued interest	2,947	1,663
Deferred income	6,997	9,109
Liabilities for store closures	19,393	42,427
Accrued advertising expenses	16,677	9,652
Accrued rent	24,749	23,364
Other	55,908	69,505

	$313,169	$319,367

7.    Significant Non-Cash Transaction

        During the thirteen week period ended November 25, 2006, the Company acquired digital photo equipment under a capital lease. The non-cash amount capitalized into fixed assets and recorded as a capital lease obligation was $15,111. Capital lease obligations are included in long-term debt and current portion of long-term debt on the consolidated condensed balance sheet.

        The Company has accrued but not paid a dividend to the Parent Company of $166 as of November 25, 2006.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The expenses relating to the registration of the securities will be borne by the registrant. Such expenses are estimated to be as follows:

Securities and Exchange Commission Registration Fee	$	#
Trustees' Fees and Expenses		50,000
Printing and Engraving Fees and Expenses		100,000
Accounting Fees and Expenses		150,000
Legal Fees		150,000
Miscellaneous		500,000

Total		$950,000

#
Deferred in reliance on Rule 456(b) and 457(r)

Item 15. Indemnification of Directors and Officers.

        The Delaware Corporations

        Delaware General Corporation Law.    Under the Section 145 of the Delaware General Corporation Law ("DGCL"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 of the DGCL is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

  Rite Aid Corporation

        Certificate of Incorporation and Bylaws.    Article Tenth of our Certificate of Incorporation and Article VIII of our By-laws provide for the indemnification of our directors and officers as authorized by Section 145 of the DGCL. The directors and officers of us and our subsidiaries are insured (subject to certain exceptions and deductions) against liabilities which they may incur in their capacity as such including liabilities under the Securities Act, under liability insurance policies carried by us.

  Eagle Managed Care Corp.

        Certificate of Incorporation.    Article 10 of the Certificate of Incorporation of Eagle Managed Care Corp. provides that a director of the corporation shall not be personally liable to the corporation or its stockholders except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit.

  K&B, Incorporated

        Certificate of Incorporation.    Article VII of the Certificate of Incorporation of K&B, Incorporated provides that there shall be no liability of directors to the corporation or its shareholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by Section 102(b)(7) of the DGCL.

        Rite Aid Drug Palace, Inc.; Rite Aid Hdqtrs. Corp.; Rite Fund, Inc.; Rite Investments Corp.

        Certificate of Incorporation and Bylaws.    Neither the Certificates of Incorporation nor the Bylaws of the above corporations contain provisions regarding the indemnification of directors or officers.

  Rite Aid Hdqtrs. Funding, Inc.

        Certificate of Incorporation.    Article Sixth of the Certificate of Incorporation of Rite Aid Hdqtrs. Funding, Inc. provides that no director shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit. Any repeal or modification of Article Sixth by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

  Rite Aid of Delaware, Inc.

        Certificate of Incorporation.    Article Ninth of the Certificate of Incorporation of Rite Aid of Delaware, Inc. provides that the corporation shall indemnify all persons whom it shall have power to indemnify to the fullest extent permitted by Section 145 of the DGCL.

  Rite Aid Realty Corp.

        Certificate of Incorporation.    Article Tenth of the Certificate of Incorporation of Rite Aid Realty Corp. provides that the corporation shall have the power to indemnify any director or officer if such director or officer acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to the best interest of the corporation.

  Rite Aid Transport, Inc.

        Certificate of Incorporation.    Article Sixth of the Certificate of Incorporation of Rite Aid Transport, Inc. provides that no director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit.

  Rx Choice, Inc.

        Certificate of Incorporation.    Article Fifth of the Certificate of Incorporation of Rx Choice, Inc. provides that the corporation shall indemnify its directors and officers to the full extent required or permitted by the DGCL.

The Delaware Limited Liability Companies

        Delaware Limited Liability Company Act.    Section 18-303(a) of the Delaware Limited Liability Company Act ("DLLCA") provides that, except as otherwise provided by the DLLCA, the debts, obligations and liabilities of a limited liability company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the limited liability company, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability of the limited liability company solely by reason of being a member or acting as a manager of the limited liability company. Section 18-108 of the DLLCA states that subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        1515 West State Street Boise, Idaho, LLC; Ann & Government Streets-Mobile, Alabama, LLC; Central Avenue & Main Street Petal-MS, LLC; Eighth and Water Streets-Urichsville, Ohio, LLC; Munson & Andrews, LLC; Paw Paw Lake Road & Paw Paw Avenue-Coloma, Michigan, LLC; Silver Springs Road-Baltimore, Maryland/One, LLC; Silver Springs Road-Baltimore, Maryland/Two, LLC; Name Rite, LLC; State & Fortification Streets-Jackson, Mississippi, LLC; State Street and Hill Road-Gerard, Ohio, LLC; Tyler and Sanders Roads, Birmingham-Alabama, LLC

        Operating Agreement.    Section 3.11 of Article III of the Operating Agreements of limited liability companies above provides that managers who perform the duties of the managers shall not be personally liable to the company or to any member for any loss or damage sustained by the company or any member, unless (i) the manager has breached or failed to perform the duties of its position under the DLLCA, the Certificate of Formation or the Operating Agreement and (ii) the failure to perform constitutes self-dealing, willful misconduct or recklessness by the manager. Article VI of the Operating Agreement provides that the company shall indemnify indemnified representatives against liability incurred in connection with any proceeding in which the indemnified representative is involved as a party, except: (1) where such indemnification is expressly prohibited by applicable law; (2) where the conduct of the indemnified representative has been finally determined (i) to constitute willful misconduct or recklessness sufficient in the circumstances to bar indemnification against liabilities arising from the conduct; or (ii) to be based upon or attributable to the receipt by the indemnified representative by the company of a personal benefit to which the indemnified representative is not legally entitled; or (3) to the extent such indemnification has been finally determined in a final adjudication to be otherwise unlawful.

  Rite Aid Services, LLC

        Operating Agreement.    The Operating Agreement of Rite Aid Services, LLC provides that the company shall indemnify the member and authorized agents of the company for all costs, losses, liabilities and damages accrued in connection with the business of the company to the fullest extent provided by the law of Delaware.

The Alabama Corporations

        Alabama Business Corporations Law.    Code of Alabama, 1975, Section 10-2B-8.51 and 10-2B-8.56 gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement reasonably incurred by him in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation, when acting in his or her official capacity with the corporation, or, in all other cases, not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. No indemnification shall be made, however, in respect of any claim, issue or matter as to which such person shall have not met the applicable standard of conduct, shall have been adjudged to be liable to the corporation or, in connection with any other action, suit or proceeding charging improper personal benefit to such person, if such person was adjudged liable on the basis that personal benefit was improperly received by him, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Also, Section 10-2B-8.52 states that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) reasonably incurred by him in connection therewith, notwithstanding that he has not been successful on any other claim, issue or matter in any such action, suit or proceeding.

        3581 Carter Hill Road-Montgomery Corp.; Harco, Inc.; K&B Alabama Corporation; Rite Aid of Alabama, Inc.

        Certificate of Incorporation and Bylaws.    Neither the Certificates of Incorporation nor the Bylaws of the above corporations contain provisions regarding the indemnification of directors or officers.

The California Corporations

        California General Corporation Law.    Section 317 of the California General Corporation Law ("CAGCL") authorizes a court to award, or a corporation to grant, indemnity to officers, directors and other agents for reasonable expenses incurred in connection with the defense or settlement of an action by or in the right of the corporation or in a proceeding by reason of the fact that the person is or was an officer, director, or agent of the corporation. Indemnity is available where the person party to a proceeding or action acted in good faith and in a manner reasonably believed to be in the best interests of the corporation and its shareholders and, with respect to criminal actions, had no reasonable cause to believe his conduct was unlawful. To the extent a corporation's officer, director or agent is successful on the merits in the defense of any proceeding or any claim, issue or related matter, that person shall be indemnified against expenses actually and reasonably incurred. Under Section 317 of the CAGCL, expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of any undertaking by or on behalf of the officer, director, employee or agent to repay that amount if it is ultimately determined that the person is not entitled to be indemnified. Indemnifications are to be made by a majority vote of a quorum of disinterested directors, or by approval of members not including those persons to be indemnified, or by the court in which such proceeding is or was pending upon application made by either the corporation, the agent, the attorney, or other person rendering services in connection with the defense. The indemnification provided by Section 317 is not exclusive of any other rights to which those seeking indemnification may be entitled.

  Thrifty Corporation; Thrifty PayLess, Inc.

        Articles of Incorporation.    Article VI of the Articles of Incorporation of the above corporations provide that the liability of directors for monetary damages shall be eliminated to the fullest extent permissible under California law and that agents of the corporation shall be indemnified to the fullest extent permissible under California Law and in excess of that expressly permitted by Section 317 of the CAGCL, subject to the limits set forth in Section 204 of the CAGCL.

The Connecticut Corporation

        Connecticut Business Corporation Act.    Subsection (a) of Section 33-771 of the Connecticut Business Corporation Act ("CTBCA"), provides that a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (1)(A) he conducted himself in good faith; (B) he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation; and (ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, he has no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the certificate of incorporation as authorized by the CTBCA. Subsection (b) of Section 33-771 of the CTBCA provides that a director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement that his conduct was at least not opposed to the best interest of the corporation. Subsection (c) of Section 33-771 of the CTBCA provides that the termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the relevant standard of conduct described in Section 33-771 of the CTBCA. Subsection (d) of Section 33-771 of the CTBCA provides that, unless ordered by a court, a corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Section 33-771(a) of the CTBCA; or (2) in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity.

        Section 33-772 of the CTBCA provides that a corporation shall indemnify a director of the corporation who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation, against reasonable expenses incurred by him in connection with the proceeding. Subsection (a) of Section 33-776 of the CTBCA provides that a corporation may indemnify an officer of the corporation who is a party to a proceeding because he is an officer of the corporation (1) to the same extent as a director, and (2) if he is an officer but not a director, to such further extent, consistent with public policy, as may be provided by contract, the certificate of incorporation, the bylaws or a resolution of the board of directors. Subsection (c) of Section 33-776 of the CTBCA provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 33-772 to the same extent to which a director may be entitled to indemnification.

  Rite Aid of Connecticut, Inc.

        Certificate of Incorporation.    Article Sixth of the Certificate of Incorporation of Rite Aid of Connecticut, Inc. provides that the corporation shall indemnify all persons whom it shall have the power to indemnify to the fullest extent permitted by Section 33-320 of the Stock Corporation Act.

The Florida Corporations

        Florida Business Corporation Act.    Section 607.0850 of the Florida Business Corporation Act ("FLBCA") permits, in general, a Florida corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the corporation and, in criminal actions or proceedings, additionally had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred by such person in connection with the defense or settlement of such proceeding, including any appeal thereof, if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper. Section 607.0850(6) of the FLBCA permits the corporation to pay such costs or expenses in advance of a final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification under the FLBCA. Section 607.0850 of the FLBCA provides that the indemnification and advancement of expense provisions contained in the FLBCA shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled.

  Patton Drive and Navy Boulevard Property Corporation; Rite Aid of Florida, Inc.

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of the above corporations contain provisions regarding the indemnification of directors or officers.

The Georgia Corporation

        Georgia Business Corporation Code.    Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code ("GABCC") provides that a corporation may indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (1) such individual conducted himself or herself in good faith; and (2) such individual reasonably believed: (A) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation; (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful. Subsection (d) of Section 14-2-851 of the GABCC provides that a corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct; or (2) or in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. Notwithstanding the foregoing, pursuant to Section 14-2-854, a court shall order a corporation to indemnify or give an advance for expenses to a director if such court determines the director is entitled to indemnification under Section 14-2-854 or if it determines that in view of all relevant circumstances, it is fair and reasonable, even if the director has not met the standard of conduct set forth in subsections (a) and (b) of Section 14-2-851 of the GABCC or was adjudged liable in a proceeding referred to in subsection (d) of Section 14-2-851 of the GABCC, but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred by the director in connection with the proceeding.

        Section 14-2-852 of the GABCC provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Subsection (c) of Section 14-2-857 of the GABCC provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 and may apply to a court under Section 14-2-854 for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions. In addition, subsection (d) of Section 14-2-857 provides that a corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, action of its board of directors or contract.

  Rite Aid of Georgia, Inc.

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of Rite Aid of Georgia, Inc. contain provisions regarding the indemnification of directors or officers.

The Illinois Corporation

        Illinois Business Corporation Act.    Under Section 8.75 of the Illinois Business Corporation Act of 1983, ("ILBCA"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation. Section 8.75(f) of the ILBCA further provides that the indemnification and advancement of expenses provided by or granted under Section 8.75 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

  Rite Aid of Illinois, Inc.

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of Rite Aid of Illinois, Inc. contain provisions regarding the indemnification of directors or officers.

The Indiana Corporation

        Indiana Corporation Law.    Chapter 37 of the Indiana Corporation Law ("INCL") states that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if the individual's conduct was in good faith, the individual reasonably believed, in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interests, and, in the case of any criminal proceeding, the individual either had reasonable cause to believe the individual's conduct was lawful or had no reasonable cause to believe the individual's conduct was unlawful. Unless limited by its articles of incorporation, a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if the director furnishes the corporation a written affirmation of the director's good faith belief that the director has met the standard of conduct described the INCL, the director furnishes the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct and a determination is made that the facts then known to those making the determination would not preclude indemnification under the law. A corporation may not indemnify a director unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth under the law. The determination shall be made by the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding, or by the other methods specified in Chapter 37 of the INCL.

        A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, member, manager, trustee, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, member, manager, employee, or agent. The indemnification and advance for expenses provided for or authorized by the INCL does not exclude any other rights to indemnification and advance for expenses that a person may have under a corporation's articles of incorporation, bylaws or certain other duly authorized agreements.

  Rite Aid of Indiana, Inc.

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of Rite Aid of Indiana, Inc. contain provisions regarding the indemnification of directors or officers.

The Kentucky Corporation

        Kentucky Business Corporations Law.    Section 271B.8-510 of the Kentucky Revised Statutes ("KRS") permits a Kentucky corporation to indemnify an individual who was, is or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, because he is or was a director against liability incurred in the proceeding if: (i) he conducted himself in good faith; (ii) he reasonably believed, in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and, in all other cases, that his conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Indemnification may be made against the obligation to pay a judgment, settlement, penalty, fine or reasonable expenses (including counsel fees) incurred with respect to a proceeding, except that if the proceeding was by or in the right of the corporation, indemnification may be made only against reasonable expenses. Pursuant to Section 271B.8-530, a corporation may pay for or reimburse the reasonable expenses incurred by a director in advance of final disposition of the proceeding if (i) the director affirms to the corporation in writing his good faith belief that he has met the standard of conduct required for indemnification; (ii) the director undertakes the personal obligation to repay such advance upon an ultimate determination that he failed to meet such standard of conduct; and (iii) a determination is made in the manner specified in KRS Section 271B.8-550 that the facts then known to those making the determination would not preclude indemnification.

        A corporation may not indemnify a director under KRS Section 271B.8-510 in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by the articles of incorporation, a director who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation is entitled to indemnification against reasonable expenses incurred by him in connection with the proceeding. Unless limited by its articles of incorporation, a Kentucky corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent that it may indemnify and advance expenses to directors. The indemnification and advancement of expenses provided by or granted pursuant to KRS 271B.8-500 - 271B.8-580 is not exclusive of any rights to which those seeking indemnification may otherwise be entitled. KRS 271B.8-570 empowers a Kentucky corporation to purchase and maintain insurance on behalf of its directors, officers, employees or agents of the corporation, whether or not the corporation would have the power under KRS 271B.8-510 or KRS 271B.8-520 to indemnify them against such liability.

  Rite Aid of Kentucky, Inc.

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of Rite Aid of Kentucky, Inc. contain provisions regarding the indemnification of directors or officers.

The Louisiana Corporations

        Louisiana Business Corporation Law.    Section 83A(1) of the Louisiana Business Corporation Law ("LBCL") permits corporations to indemnify any person who was or is a party or is threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including any action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another business, foreign or nonprofit corporation, partnership, joint venture, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 83A(2) of the LBCL provides that, in case of actions by or in the right of the corporation, the indemnity shall be limited to expenses, including attorneys fees and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the action to conclusion, actually and reasonably incurred in connection with the defense or settlement of such action, and that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for willful or intentional misconduct in the performance of his duty to the corporation, unless, and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 83(B) of the LBCL provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Any indemnification under Section 83A of the LBCL, unless ordered by the court, shall be made by the corporation only as authorized in a specific case upon a determination that the applicable standard of conduct has been met, and such determination shall be made: (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (ii) if such a quorum is not obtainable and the board of directors so directs, by independent legal counsel, or (iii) by the stockholders.

        The indemnification provided for by Section 83 of the LBCL shall not be deemed exclusive of any other rights to which the person indemnified is entitled under any bylaw, agreement, authorization of stockholders or directors, regardless of whether directors authorizing such indemnification are beneficiaries thereof, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his heirs and legal representative; however, no such other indemnification measure shall permit indemnification of any person for the results of such person's willful or intentional misconduct.

  K&B Louisiana Corporation; K&B Services, Incorporated

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of the above corporations contain provisions regarding the indemnification of directors or officers.

The Maine Corporations

        Maine Business Corporation Act.    Subchapter 5 of Chapter 8 of the Maine Business Corporation Act ("MEBCA") provides that a corporation may indemnify any person who was, is or is threatened to be made a defendant or respondent to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal, because that person is or was a director or officer, or while a director or officer of the corporation is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity, against any obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred in the proceeding if: (A) (i) he conducted himself in good faith, (ii) he reasonably believed, in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and, in all other cases, that his conduct was at least not opposed to its best interests, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (B) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the corporation's articles of incorporation.

        In addition, unless ordered by a court, a corporation may not indemnify one of the corporation's officers or directors in connection with an action, suit or proceeding (i) by or in the right of the corporation, except for reasonable expenses incurred in connection with the action, suit or proceeding if it is determined that the officer or director acted in accordance with the standard above, or (ii) with respect to conduct for which the director or officer was adjudged liable on the basis that the director or officer received a financial benefit to which the director was not entitled, whether or not involving action in the director's official capacity.

        Under the MEBCA, a corporation may indemnify an officer of the corporation to the same extent as a director and, if the officer is an officer but not a director, to such further extent as may be provided in the corporation's articles of incorporation, bylaws, a resolution of the corporation's board of directors or a contract except for (i) liability in connection with an action, suit or proceeding by or in the right of the corporation other than reasonable expenses incurred in connection with the action, suit or proceeding, or (ii) liability arising out of conduct that constitutes receipt by the officer of a financial benefit to which the officer is not entitled, an intentional infliction of harm on the corporation or its shareholders or an intentional violation of criminal law.

  Rite Aid of Maine, Inc.

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of the Rite Aid of Maine, Inc. contain provisions regarding the indemnification of directors or officers.

The Maryland Corporations

        Maryland General Corporation Law.    Under Section 2-418 of the Maryland General Corporation Law ("MDGCL"), a Maryland corporation may indemnify any director who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is a present or former director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan. Such indemnification may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with the proceeding unless it is proven that (a) the act or omission of the director was material to the matter giving rise to the proceeding and (i) was committed in bad faith, or (ii) was the result of active and deliberate dishonesty; or (b) the director actually received an improper personal benefit in money, property, or services; or (c) in the case of any criminal proceeding, the director had reasonable cause to believe his act or omission was unlawful. However, the corporation may not indemnify any director in connection with a proceeding by or in the right of the corporation if the director has been adjudged to be liable to the corporation. A director who has been successful in the defense of any proceeding described above shall be indemnified against reasonable expenses incurred in connection with the proceeding. The corporation may not indemnify a director in respect of any proceeding charging improper personal benefits to the director in which the director was adjudged to be liable on the basis that personal benefit was improperly received. The corporation may not indemnify a director or advance expenses for a proceeding brought by the director against the corporation except if the proceeding is brought to enforce indemnification by the corporation or if the corporation's charter or by-laws, a board resolution or contract provides otherwise. Notwithstanding the above provisions, a court of appropriate jurisdiction, upon application of the director, may order indemnification if it determines that in view of all the relevant circumstances, the director is fairly and reasonably entitled to indemnification; however, indemnification with respect to any proceeding by or in the right of the corporation or in which liability was adjudged on the basis that personal benefit was improperly received shall be limited to expenses. A corporation may advance reasonable expenses to a director under certain circumstances, including a written undertaking by or on behalf of such director to repay the amount if it shall ultimately be determined that the standard of conduct necessary for indemnification by the corporation has not been met.

        A corporation may indemnify and advance expenses to an officer of the corporation to the same extent that it may indemnify directors under Section 2-418 of the MDGCL.

        The indemnification and advancement of expenses provided by statute is not exclusive of any other rights, by indemnification or otherwise, to which a director or officer may be entitled under the charter, by-laws, a resolution of shareholders or directors, an agreement or otherwise.

        A corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer, whether or not the corporation would have the power to indemnify a director or officer against liability under the provision of Section 2-418 of the MDGCL. Further, a corporation may provide similar protection, including a trust fund, letter of credit or surety bond, not inconsistent with the statute.

  GDF, Inc.; READ's Inc.

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of the above corporations contain provisions regarding the indemnification of directors or officers.

  Rite Aid of Maryland, Inc.

        Articles of Incorporation.    Article Sixth of the Articles of Incorporation of Rite Aid of Maryland, Inc. provide that the corporation shall, to the fullest extent permitted by Section 64 of the MDGCL, indemnify all persons whom it shall have power to indemnify under such law.

The Massachusetts Corporation

        Massachusetts Business Corporation Act.    Section 8.51 of Chapter 156D of the Massachusetts General Laws provides that a corporation may indemnify a director against liability if (1) (i) he conducted himself in good faith; and (ii) he reasonably believed that his conduct was in the best interest of the corporation or that his conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which he shall not be liable under a provision of the corporation's articles of organization authorized by Section 2.02(b)(4) of Chapter 156D of the Massachusetts General Laws. Section 8.52 of Chapter 156D of the Massachusetts General Laws

provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

        Section 8.56 of Chapter 156D of the Massachusetts General Laws provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer of the corporation (1) to the same extent as a director; and (2) if he is an officer but not a director, to such further extent as may be provided by the articles of organization, the bylaws, a resolution of the board of directors, or contract except for liability arising out of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. Section 8.56 also provides that an officer of a corporation who is not a director is entitled to mandatory indemnification under Section 8.52, and that the officer may apply to a court for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance under those provisions. Section 8.57 of the Massachusetts General Laws also affords a Massachusetts corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in these capacities.

  Rite Aid of Massachusetts, Inc.

        Articles of Incorporation.    Article 6A of the Articles of Incorporation of Rite Aid of Massachusetts, Inc. provides that each director and officer of the corporation may be indemnified against all costs and expenses, however, the corporation shall not indemnify any such person with respect to any matter that he or she has been adjudicated in any proceeding not to have acting in good faith.

The Michigan Corporations

        Michigan Business Corporation Act.    Under Section 561 of the Michigan Business Corporation Act ("MIBCA"), a Michigan corporations may indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise, against expenses, including attorney's fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

        Under Section 562 of the MIBCA, a Michigan corporation may also provide similar indemnity to such a person for expenses, including attorney's fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation or its shareholders, except in respect of any claim, issue or matter in which the person has been found liable to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnification in view of all relevant circumstances, in which case indemnification is limited to reasonable expenses incurred. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        The MIBCA also permits a Michigan corporation to purchase and maintain on behalf of such a person insurance against liabilities incurred in such capacities.

        Apex Drug Stores, Inc.; Perry Distributors, Inc.; Ram-Utica, Inc.; RDS Detroit, Inc.; Rite Aid of Michigan, Inc.

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of the above corporations contain provisions regarding the indemnification of directors or officers.

  PDS-1 Michigan, Inc.

        Articles of Incorporation.    Article VIII of the Articles of Incorporation of PDS-1 Michigan, Inc. provides that directors shall not be personally liable for monetary damages to the corporation or its shareholders provided except for 1) a breach of the director's duty of loyalty to the corporation or its shareholders; 2) acts or omissions not in good faith that involve intentional misconduct or a knowing violation of the law; 3) a violation of Section 551(1) of the MIBCA; or 4) a transaction from which the director derived an improper personal benefit. Article VIII further provides that if the MIBCA is amended to authorize further elimination of liability of directors, then the liability of directors shall be limited to the fullest extent permitted by the amended MIBCA.

  Perry Drug Stores, Inc.

        Articles of Incorporation.    Article X of the Articles of Incorporation of Perry Drug Stores, Inc. provides that directors shall not be personally liable for monetary damages to the corporation or its shareholders provided except for (A) a breach of the director's duty of loyalty to the corporation or its shareholders; (B) acts or omissions not in good faith that involve intentional misconduct or a knowing violation of the law; (C) a violation of Section 551(1) of the MIBCA; (D) a transaction from which the director derived an improper personal benefit; or (E) an act or omission occurring before the date Article X became effect. Article X further provides that if the MIBCA is amended to authorize further elimination of liability of directors, then the liability of directors shall be limited to the fullest extent permitted by the amended MIBCA.

The Michigan Limited Liability Companies

        Michigan Limited Liability Company Act.    Section 408 of the Michigan Limited Liability Company Act ("MLLCA") permits the limited liability company to indemnify and hold harmless any manager from and against any and all claims and demands sustained by reason of any acts or omissions as a manager, as provided in a contract with the manager or to the fullest extent provided by agency law, subject to certain exceptions. Section 408 further permits a limited liability company to purchase and maintain insurance on behalf of a manager against any liability or expense asserted against or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the company could indemnify him or her against liability.

        1740 Associates, LLC; Northline & Dix-Toledo-Southgate, LLC; Seven Mile and Evergreen-Detroit, LLC

        Operating Agreement.    Section 3.11 of Article III of the Operating Agreements of limited liability companies above provides that managers who perform the duties of the managers shall not be personally liable to the company or to any member for any loss or damage sustained by the company or any member, unless (i) the manager has breached or failed to perform the duties of its position under the MLLCA, the Certificate of Formation or the Operating Agreement and (ii) the failure to perform constitutes self-dealing, willful misconduct or recklessness by the manager. Article VI of the Operating Agreement provides that the company shall indemnify indemnified representatives against liability incurred in connection with any proceeding in which the indemnified representative is involved as a party, except: (1) where such indemnification is expressly prohibited by applicable law; (2) where the conduct of the indemnified representative has been finally determined (i) to constitute willful misconduct or recklessness sufficient in the circumstances to bar indemnification against liabilities arising from the conduct; or (ii) to be based upon or attributable to the receipt by the indemnified representative by the company of a personal benefit to which the indemnified representative is not legally entitled; or (3) to the extent such indemnification has been finally determined in a final adjudication to be otherwise unlawful.

The Mississippi Corporation

        Mississippi Business Corporation Act.    The Mississippi Business Corporation Act ("MSBCA") empowers a corporation to indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if (i) he conducted himself in good faith; (ii) he reasonably believed, in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation, and in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may also indemnify an individual who engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation as authorized by Section 79-4-2.02(b)(5) of the MSBCA. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the relevant standard of conduct.

        Unless ordered by a court, under Section 79-4-8.54(a)(3) of the MSBCA, a corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under the MSBCA; or (ii) in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity. The MSBCA further provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Also, a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he is a director. The director must deliver to the corporation: (1) a written affirmation of his good faith belief that he has met the relevant standard of conduct described in the MSBCA or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by the MSBCA; and (2) his written undertaking to repay any funds advanced if he is not entitled to mandatory indemnification under the MSBCA and it is ultimately determined under the MSBCA that he has not met the relevant standard of conduct described in the MSBCA. The undertaking required must be an unlimited general obligation of the director. It need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

        A corporation may not indemnify a director as described above unless authorized by (i) if there are two or more disinterested directors, by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; (ii) if there are fewer than two disinterested directors, by the vote necessary for action by the board in accordance with the MSBCA, in which authorization directors who do not qualify as disinterested directors may participate or (iii) the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the authorization. A corporation may also indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer to the same extent as for a director.

  K&B Mississippi Corporation

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of the above corporation contain provisions regarding the indemnification of directors or officers.

The New Hampshire Corporation

        New Hampshire Business Corporation Act.    Section 293-A:8.51 of the New Hampshire Business Corporation Act ("NHBCA") provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Under NHBCA Section 293-A:8.53, a New Hampshire corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in the preceding sentence; and (2) the director furnishes the corporation an undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification. Unless a corporation's articles of incorporation provide otherwise, the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director to the same extent as to a director. A corporation may not indemnify a director (x) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (y) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a New Hampshire corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding. A New Hampshire corporation may also purchase and maintain on behalf of a director or officer insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify him against the same liability under NHBCA Sections 293-A:8.51 or 293-A:8.52.

  Rite Aid of New Hampshire, Inc.

        Articles of Agreement and Bylaws.    Neither the Articles of Agreement nor the Bylaws of Rite Aid of New Hampshire, Inc. contain provisions regarding the indemnification of directors or officers.

The New Jersey Corporations

        New Jersey Business Corporation Act.    Section 14A:3-5 of the New Jersey Business Corporation Act ("NJBCA") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a corporate agent (i.e., a director, officer, employee or agent of the corporation or a director, officer, trustee, employee or agent of another related corporation or enterprise), against reasonable costs (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceedings, had no reasonable cause to believe that such conduct was unlawful. Section 14A:3-5 of the NJBCA also empowers a corporation to indemnify a corporate agent against reasonable costs (including attorneys' fees) incurred by him in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves such corporate agent by reason of the fact that he is or was a corporate agent if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Superior Court of New Jersey or the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        To the extent that a corporate agent has been successful in the defense of any action, suit or proceeding referred to above, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) incurred by him in connection therewith. Section 14A:3-5 further provides that indemnification provided for by Section 14A:3-5 shall not be deemed exclusive of any rights to which the indemnified party may be entitled. The NJBCA also empowers a corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or expenses incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities and expenses under NJBCA Section 14A:3-5.

        657-659 Broad St. Corp.; Lakehurst and Broadway Corporation; Rite Aid of New Jersey, Inc.

        Certificate of Incorporation and Bylaws.    Neither the Certificates of Incorporation nor the Bylaws of the above corporations contain provisions regarding the indemnification of directors or officers.

The New York Corporations

        New York Business Corporation Law.    Section 722(a) of the New York Business Corporation Law ("NYBCL") provides that a corporation may indemnify any officer or director, made or threatened to be made, a party to an action or proceeding, other than one by or in the right of the corporation, including an action by or on the right of any other corporation or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, because he was a director or officer of the corporation, or served such other corporation or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful.

        Section 722(c) of the NYBCL provides that a corporation may indemnify any officer or director made, or threatened to be made, a party to an action by or in the right of the corporation by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for another corporation or other enterprise, not opposed to, the best interests of the corporation. The corporation may not, however, indemnify any officer or director pursuant to Section 722(c) in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action was brought, any court of competent jurisdiction, determines upon application, that the person is fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper.

        Section 723 of the NYBCL provides that an officer or director who has been successful, on the merits or otherwise, in the defense of a civil or criminal action of the character set forth in Section 722 is entitled to indemnification as permitted in such section. Section 724 of the NYBCL permits a court to award the indemnification required by Section 722.

  Rite Aid of New York, Inc.; Rite Aid Rome Distribution Center, Inc.

        Certificate of Incorporation and Bylaws.    Neither the Certificates of Incorporation nor the Bylaws of the above corporations contain provisions regarding the indemnification of directors or officers.

The North Carolina Corporation

        North Carolina Business Corporation Act.    Section 55-8-51 of the North Carolina Business Corporation Act ("NCBCA") provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (ii) in connection with any proceeding charging improper benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

        Section 55-8-57 of the NCBCA permits a corporation, in its articles of incorporation or bylaws or by contract or resolution, to indemnify, or agree to indemnify, its directors, officers, employees or agents against liability and expenses (including attorneys' fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was made a party because he was or is a director or officer of the corporation against reasonable expenses actually incurred by the director or officer in connection with the proceeding. Section 55-8-57 of the NCBCA authorizes a corporation to purchase and maintain insurance on behalf of an individual who was or is a director, officer, employee or agent of the corporation against certain liabilities incurred by such a person, whether or not the corporation is otherwise authorized by the NCBCA to indemnify that person.

  Rite Aid of North Carolina, Inc.

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of the above corporation contain provisions regarding the indemnification of directors or officers.

The Ohio Corporations

        Ohio General Corporation Law.    Pursuant to Section 1701.13(E) of the Ohio Revised Code, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of (i) any claim, issue or matter as to which that person shall have been adjudged to be liable for negligence or misconduct in performance of his duty to the corporation unless, and only to the extent that, the court of common please or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonably entitled to indemnification for such expenses which the court of common please or such other court shall deem proper; or (ii) any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Ohio Revised Code. An Ohio corporation is required to indemnify a director or officer against expenses actually and reasonably incurred to the extent that the director or officer is successful in defending a lawsuit brought against him or her by reason of the fact that the director or officer is or was a director or officer of the corporation.

        The indemnification provided for in Section 1701.13(E) of the Ohio Revised Code is not exclusive of any other rights of indemnification to which those seeking indemnification may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

        4042 Warrensville Center Road-Warrensville Ohio, Inc.; 5600 Superior Properties, Inc.; Broadview and Wallings-Broadview Heights Ohio, Inc.; Rite Aid of Ohio, Inc.; The Lane Drug Company; The Muir Company

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of the above corporations contain provisions regarding the indemnification of directors or officers.

The Ohio Limited Liability Companies

        Ohio Limited Liability Companies Law.    Pursuant to Section 1705.32(A) of the Ohio Revised Code, a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the limited liability company) by reason of the fact that he or she is or was a manager, member, employee or agent of the limited liability company, or is or was serving at the request of the limited liability company as a manager, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the company and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the company, a limited liability company may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the company, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable for negligence or misconduct in performance of his duty to the company unless, and only to the extent that, the court of common please or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonably entitled to indemnification for such expenses which the court of common please or such other court shall deem proper. An Ohio limited liability company is required to indemnify a manager or officer against expenses actually and reasonably incurred to the extent that the manager or officer is successful in defending a lawsuit brought against him or her by reason of the fact that the manager or officer is or was a manager or officer of the company.

        The statutory right of indemnification is not exclusive in Ohio, and a limited liability company may, among other things, grant rights to indemnification under the limited liability company's operating agreement or other agreements. Ohio limited liability companies are also specifically authorized to procure insurance against any liability that may be asserted against managers and officers, whether or not the limited liability company would have the power to indemnify such persons.

        764 South Broadway-Geneva, Ohio, LLC; Gettysburg and Hoover-Dayton, Ohio, LLC; Mayfield & Chillicothe Roads-Chesterland, LLC

        Operating Agreement.    Section 3.11 of Article III of the Operating Agreement of limited liability company above provides that managers who perform the duties of the managers shall not be personally liable to the company or to any member for any loss or damage sustained by the company or any member, unless (i) the manager has breached or failed to perform the duties of its position under the Ohio Limited Liability Company Act, the Certificate of Formation or the Operating Agreement and (ii) the failure to perform constitutes self-dealing, willful misconduct or recklessness by the manager. Article VI of the Operating Agreement provides that the company shall indemnify indemnified representatives against liability incurred in connection with any proceeding in which the indemnified representative is involved as a party, except: (1) where such indemnification is expressly prohibited by applicable law; (2) where the conduct of the indemnified representative has been finally determined (i) to constitute willful misconduct or recklessness sufficient in the circumstances to bar indemnification against liabilities arising from the conduct; or (ii) to be based upon or attributable to the receipt by the indemnified representative by the company of a personal benefit to which the indemnified representative is not legally entitled; or (3) to the extent such indemnification has been finally determined in a final adjudication to be otherwise unlawful.

The Pennsylvania Corporations

        Pennsylvania Business Corporation Law.    Pursuant to Sections 1741-1743 of the Pennsylvania Business Corporation Law ("PABCL"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable for negligence or misconduct in performance of his duty to the corporation unless, and only to the extent that, the court of common please or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonably entitled to indemnification for such expenses which the court of common please or such other court shall deem proper. A Pennsylvania corporation is required to indemnify a director or officer against expenses actually and reasonably incurred to the extent that the director or officer is successful in defending a lawsuit brought against him or her by reason of the fact that the director or officer is or was a director or officer of the corporation.

        Section 1746 of the PABCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any by-law provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

  Keystone Centers, Inc.; Rite Aid of Pennsylvania, Inc.

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of the above corporations contain provisions regarding the indemnification of directors or officers.

The Rhode Island Corporation

        Rhode Island Business Corporation Act.    The Rhode Island Business Corporation Act (the "RIBCA") generally permits a corporation to indemnify a director or officer for expenses incurred by them by reason of their position with the corporation if the person has acted in good faith and with the reasonable belief (i) in the case of conduct in his or her official capacity that his or her conduct was in the best interests of the corporation and, (ii) in all other cases, that his or her conduct was at least not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Unless limited by the corporation's charter, the RIBCA also permits indemnification if a court of appropriate jurisdiction, upon application of a director or officer and such notice as the court shall require, determines that the individual is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she has met the standard of conduct referred to above. However, the RIBCA does not permit a corporation to indemnify persons (1) in actions brought by or in the right of the corporation if the person is adjudged to be liable to the corporation, or (2) in actions in which the director is adjudged to be liable on the basis that personal benefit was improperly received by him or her, although, in both cases, it does permit indemnification, but only of expenses, if, and only to the extent, approved by a court of appropriate jurisdiction. The RIBCA permits the right to indemnification to include the right to be paid by the corporation for expenses the indemnified person incurs in defending the proceeding in advance of its final disposition; provided, that the indemnified party deliver to the corporation a written affirmation of a good faith belief that he or she has met the applicable standards of conduct and that he or she undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified under the charter or otherwise. However, under the RIBCA, except where indemnification is ordered by a court of appropriate jurisdiction upon application of any director, officer, employee or agent, no indemnification will be made unless authorized in the specific case after a determination has been made, by the board of directors, special legal counsel or the shareholders that indemnification is permissible in the circumstances because the director, officer, employee or agent has met the standard of conduct for indemnification described above.

  537 Elm Street Corporation

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of 537 Elm Street Corporation contain provisions regarding the indemnification of directors or officers.

The South Carolina Corporation

        South Carolina Business Corporation Act.    The South Carolina Business Corporation Act of 1988 ("SCBCA") provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Under the SCBCA, a South Carolina corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in the preceding sentence; and (2) the director furnishes the corporation an undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification. Unless a corporation's articles of incorporation provide otherwise, the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director to the same extent as to a director. A corporation may not indemnify a director (x) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (y) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding. A corporation may also purchase and maintain on behalf of a director or officer insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify him against the same liability under the statute.

  Rite Aid of South Carolina, Inc.

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of Rite Aid of South Carolina, Inc. contain provisions regarding the indemnification of directors or officers.

The Tennessee Corporations

        Tennessee Business Corporation Act.    The Tennessee Business Corporation Act ("TNBCA") provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Under the TNBCA, a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in the preceding sentence; and (2) the director furnishes the corporation an undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification. Unless a corporation's articles of incorporation provide otherwise, the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director to the same extent as to a director. A corporation may not indemnify a director (x) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (y) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding. A corporation may also purchase and maintain on behalf of a director or officer insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify him against the same liability under the statute.

  K&B Tennessee Corporation

        Articles of Incorporation.    Article 8 of the Articles of Incorporation of K&B Tennessee Corporation provides that except as specifically limited in Section 48-18-502 of the TNBCA, the corporation shall indemnify liability incurred by a director or officer if such person conducted himself or herself in good faith and believed that their conduct was in the corporation's best interest or at least not opposed to the corporation's best interest.

  Rite Aid of Tennessee, Inc.

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of Rite Aid of Tennessee, Inc. contain provisions regarding the indemnification of directors or officers.

The Texas Corporation

        Texas Business Corporation Act.    Article 2.02-1 of the Texas Business Corporation Act ("TXBCA") authorizes a Texas corporation to indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding, including any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative because the person is or was a director. The TXBCA provides that unless a court of competent jurisdiction determines otherwise, indemnification is permitted only if it is determined that the person (1) conducted himself in good faith; (2) reasonably believed (a) in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation's best interests; and (b) in all other cases, that his conduct was at least not opposed to the corporation's best interests; and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. A person may be indemnified under Article 2.02-1 of the TXBCA against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person (including court costs and attorneys' fees), but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by him, the indemnification is limited to reasonable expenses actually incurred and shall not be made in respect of any proceeding in which the person has been found liable for willful or intentional misconduct in the performance of his duty to the corporation. A corporation is obligated under Article 2.02-1 of the TXBCA to indemnify a director or officer against reasonable expenses incurred by him in connection with a proceeding in which he is named defendant or respondent because he is or was director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. Under Article 2.02-1 of the TXBCA a corporation may (1) indemnify and advance expenses to an officer, employee, agent or other persons who are or were serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another entity to the same extent that it may indemnify and advance expenses to its directors, (2) indemnify and advance expenses to directors and such other persons identified in (1) to such further extent, consistent with law, as may be provided in the corporation's articles of incorporation, bylaws, action of its board of directors, or contract or as permitted by common law and (3) purchase and maintain insurance or another arrangement on behalf of directors and such other persons identified in (1) against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person.

  K&B Texas Corporation

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of K&B Texas Corporation contain provisions regarding the indemnification of directors or officers.

The Vermont Corporation

        Vermont Business Corporation Act.    The Vermont Business Corporation Act ("VTBCA") generally empowers a corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any proceeding brought by a governmental entity, he had no reasonable cause to believe his conduct was unlawful and he is not finally found to have engaged in a reckless or intentional unlawful act. A corporation may not indemnify a director (x) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (y) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding. Under the VTBCA, a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in Section 8.51 of the VTBCA; (2) the director furnishes the corporation an undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification. Unless a corporation's articles of incorporation provide otherwise, the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director to the same extent as to a director. A corporation may also purchase and maintain on behalf of a director or officer insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify him against the same liability under the statute.

  Rite Aid of Vermont, Inc.

        Articles of Association.    Article Sixth of the Articles of Association of Rite Aid of Vermont, Inc. provides that the corporation shall indemnify all persons whom it shall have the power to indemnify under the VTBCA to the fullest extent permitted by the VTBCA.

The Virginia Corporations

        Virginia Stock Corporation Act.    The Virginia Stock Corporation Act ("VASCA") empowers a corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director (1) in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard in the preceding sentence; or (2) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a corporation must indemnify a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Under the VASCA, a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in Section 13.1-697 of the VASCA; and (2) the director furnishes the corporation an undertaking, executed personally or on his behalf, to repay the advance if the director is not entitled to mandatory indemnification under Section 13.1-698 of the VASCA and it is ultimately determined that he did not meet the relevant standard of conduct. Unless a corporation's articles of incorporation provide otherwise, the corporation may indemnify and advance expenses to an officer of the corporation to the same extent as to a director. A corporation may also purchase and maintain on behalf of a director or officer insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify him against the same liability under the VASCA.

  England Street-Asheland Corporation; Rite Aid of Virginia, Inc.

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of the above corporations contain provisions regarding the indemnification of directors or officers.

The Virginia Limited Liability Companies

        Virginia Limited Liability Company Act.    Section 13.1-1009 of the Virginia Limited Liability Company Act ("VALLCA") permits a Virginia limited liability company, subject to the standards and restrictions set forth in its articles of organization or operating agreement, to indemnify and hold harmless any member, manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member, manager or other person for reasonable expenses incurred by such a person who is party to a proceeding in advance of final disposition of the proceeding.

  112 Burleigh Avenue Norfolk, LLC

        Operating Agreement.    Section 3.11 of Article III of the Operating Agreement of limited liability company above provides that managers who perform the duties of the managers shall not be personally liable to the company or to any member for any loss or damage sustained by the company or any member, unless (i) the manager has breached or failed to perform the duties of its position under the DLLCA, the Certificate of Formation or the Operating Agreement and (ii) the failure to perform constitutes self-dealing, willful misconduct or recklessness by the manager. Article VI of the Operating Agreement provides that the company shall indemnify indemnified representatives against liability incurred in connection with any proceeding in which the indemnified representative is involved as a party, except: (1) where such indemnification is expressly prohibited by applicable law; (2) where the conduct of the indemnified representative has been finally determined (i) to constitute willful misconduct or recklessness sufficient in the circumstances to bar indemnification against liabilities arising from the conduct; or (ii) to be based upon or attributable to the receipt by the indemnified representative by the company of a personal benefit to which the indemnified representative is not legally entitled; or (3) to the extent such indemnification has been finally determined in a final adjudication to be otherwise unlawful.

  Fairground, LLC

        Operating Agreement.    Section 3.14 of Article III of the Operating Agreement of Fairground, LLC provides that managers and members shall be indemnified to the maximum extent permitted under Section 13.1-1025 of the VALLCA.

The Washington Corporation

        Washington Business Corporation Act.    The Washington Business Corporation Act ("WABCA") empowers a corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding; or (2) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Under the WABCA, a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in Section 23B.08.510 of the WABCA; and (2) the director furnishes the corporation an undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the relevant standard of conduct. Unless a corporation's articles of incorporation provide otherwise, the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent as to a director. A corporation may also purchase and maintain on behalf of a director, officer, employee or agent of the corporation insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify him against the same liability under the WABCA.

  5277 Associates, Inc.

        Certificate of Incorporation.    Article VI of the Certificate of Incorporation of 5227 Associates, Inc. provides that no director shall be personally liable to the corporation or any of its stockholders for monetary damages for his or her conduct as a director, except for (i) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (ii) conduct violating WABCA 23B.08.310, or (iii) any transaction from which the director will personally receive a benefit to which the director is not legally entitled. If the WABCA is amended to further eliminate personal liability of directors, then the liability of directors of the corporation shall be deemed to be eliminated to the fullest extent of the law.

The Washington, D.C. Corporation

        District of Columbia Business Corporation Act.    The District of Columbia Business Corporation Act provides that a corporation organized under the laws of the District of Columbia has the right to indemnify any and all directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit, or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the corporation or of such other corporation, except in relation to matters as to which any such director or officer or former director or person shall be adjudged in such action, suit, or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification is not exclusive of any other rights to which those indemnified may be untitled under any bylaw, agreement or otherwise.

  Rite Aid of Washington, D.C., Inc.

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of Rite Aid of Washington, D.C., Inc. contain provisions regarding the indemnification of directors or officers.

The West Virginia Corporation

        West Virginia Business Corporation Act.    The West Virginia Business Corporation Act ("WVBCA") empowers a corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1)(A) he conducted himself in good faith; and (B) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (C) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. A corporation may not indemnify a director (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding; or (2) in connection with any other proceeding with respect to conduct for which he was adjudged liable on the basis that he received financial benefit to which he was not entitled, whether or not involving action in his official capacity. A corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Under the WVBCA, a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the relevant standard of conduct; and (2) the director furnishes the corporation a written undertaking to repay the advance if the director is not entitled to mandatory indemnification under the WVBCA and it is ultimately determined that he did not meet the relevant standard of conduct. A corporation may indemnify and advance expenses to an officer of the corporation to the same extent as to a director. A corporation may also purchase and maintain on behalf of a director or officer of the corporation insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify him against the same liability under the WVBCA.

  Rite Aid of West Virginia, Inc.

        Certificate of Incorporation.    Article III of the Certificate of Incorporation of Rite Aide of West Virginia, Inc. provides that directors and officers shall be indemnified by the corporation against all expenses and liabilities except in such cases wherein the director or officer is adjudged liable for negligence or misconduct in the performance of his duties as a director or officer.

Item 16. List of Exhibits.

        The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17. Undertakings.

  (a)
  The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

            (ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania on February 7, 2007.

RITE AID CORPORATION
By:	/s/ MARY F. SAMMONS Name: Mary F. Sammons Title: President and Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Robert B. Sari as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ ROBERT G. MILLER Robert G. Miller	Chairman of the Board	February 7, 2007
/s/ MARY F. SAMMONS Mary F. Sammons	Director, President and Chief Executive Officer (Principal Executive Officer)	February 7, 2007
/s/ KEVIN TWOMEY Kevin Twomey	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 7, 2007
/s/ ROBERT B. SARI Robert B. Sari	Executive Vice President and General Counsel	February 7, 2007

/s/ DOUGLAS E. DONLEY Douglas E. Donley	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 7, 2007
/s/ JOSEPH B. ANDERSON Joseph B. Anderson	Director	February 7, 2007
/s/ JOHN G. DANHAKL John G. Danhakl	Director	February 7, 2007
/s/ MICHAEL A. FRIEDMAN Michael A. Friedman, MD	Director	February 7, 2007
/s/ ALFRED M. GLEASON Alfred M. Gleason	Director	February 7, 2007
/s/ GEORGE G. GOLLEHER George G. Golleher	Director	February 7, 2007
/s/ ROBERT A. MARIANO Robert A. Mariano	Director	February 7, 2007
/s/ PHILIP G. SATRE Philip G. Satre	Director	February 7, 2007
/s/ STUART M. SLOAN Stuart M. Sloan	Director	February 7, 2007
/s/ JONATHAN D. SOKOLOFF Jonathan D. Sokoloff	Director	February 7, 2007
/s/ MARCY SYMS Marcy Syms	Director	February 7, 2007

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania on February 7, 2007.

112 BURLEIGH AVENUE NORFOLK, LLC
1515 WEST STATE STREET BOISE, IDAHO, LLC
1740 ASSOCIATES, LLC
3581 CARTER HILL ROAD-MONTGOMERY CORP.
4042 WARRENSVILLE CENTER ROAD-WARRENSVILLE OHIO, INC.
5277 ASSOCIATES, INC.
537 ELM STREET CORPORATION
5600 SUPERIOR PROPERTIES, INC.
657-659 BROAD ST. CORP.
764 SOUTH BROADWAY-GENEVA, OHIO, LLC
ANN & GOVERNMENT STREETS-MOBILE, ALABAMA, LLC
APEX DRUG STORES, INC.
BROADVIEW AND WALLINGS-BROADVIEW HEIGHTS OHIO, INC.
CENTRAL AVENUE & MAIN STREET PETAL-MS, LLC
EAGLE MANAGED CARE CORP.
EIGHTH AND WATER STREETS-URICHSVILLE, OHIO, LLC
ENGLAND STREET-ASHELAND CORPORATION
FAIRGROUND, LLC
GDF, INC.
GETTYSBURG AND HOOVER-DAYTON, OHIO, LLC
HARCO, INC.
K&B ALABAMA CORPORATION
K&B LOUISIANA CORPORATION
K&B MISSISSIPPI CORPORATION
K&B SERVICES, INCORPORATED
K&B TENNESSEE CORPORATION
K&B TEXAS CORPORATION
K&B, INCORPORATED
KEYSTONE CENTERS, INC.
LAKEHURST AND BROADWAY CORPORATION
MAYFIELD & CHILLICOTHE ROADS-CHESTERLAND, LLC
MUNSON & ANDREWS, LLC
NAME RITE, LLC
NORTHLINE & DIX-TOLEDO-SOUTHGATE, LLC
PATTON DRIVE AND NAVY BOULEVARD PROPERTY CORPORATION
PDS-1 MICHIGAN, INC.
PAW PAW LAKE ROAD & PAW PAW AVENUE-COLOMA, MICHIGAN, LLC
PERRY DISTRIBUTORS, INC.
PERRY DRUG STORES, INC.
RAM-UTICA, INC.
RDS DETROIT, INC.
READ'S INC.

RITE AID DRUG PALACE, INC.
RITE AID HDQTRS. CORP.
RITE AID OF ALABAMA, INC.
RITE AID OF CONNECTICUT, INC.
RITE AID OF DELAWARE, INC.
RITE AID OF FLORIDA, INC.
RITE AID OF GEORGIA, INC.
RITE AID OF ILLINOIS, INC.
RITE AID OF INDIANA, INC.
RITE AID OF KENTUCKY, INC.
RITE AID OF MAINE, INC.
RITE AID OF MARYLAND, INC.
RITE AID OF MASSACHUSETTS, INC.
RITE AID OF MICHIGAN, INC.
RITE AID OF NEW HAMPSHIRE, INC.
RITE AID OF NEW JERSEY, INC.
RITE AID OF NEW YORK, INC.
RITE AID OF NORTH CAROLINA, INC.
RITE AID OF OHIO, INC.
RITE AID OF PENNSYLVANIA, INC.
RITE AID OF SOUTH CAROLINA, INC.
RITE AID OF TENNESSEE, INC.
RITE AID OF VIRGINIA, INC.
RITE AID OF WASHINGTON, D.C., INC.
RITE AID OF WEST VIRGINIA, INC.
RITE AID REALTY CORP.
RITE AID ROME DISTRIBUTION CENTER, INC.
RITE AID SERVICES, LLC
RITE AID TRANSPORT, INC.
RX CHOICE, INC.
SEVEN MILE AND EVERGREEN-DETROIT, LLC
SILVER SPRINGS ROAD-BALTIMORE, MARYLAND/ONE, LLC
SILVER SPRINGS ROAD-BALTIMORE, MARYLAND/TWO, LLC
STATE & FORTIFICATION STREETS-JACKSON, MISSISSIPPI, LLC
STATE STREET AND HILL ROAD-GERARD, OHIO, LLC
THE LANE DRUG COMPANY
THE MUIR COMPANY
THRIFTY CORPORATION
TYLER AND SANDERS ROADS, BIRMINGHAM-ALABAMA, LLC
By:	/s/ ROBERT B. SARI Name: Robert B. Sari Title: Vice President and Secretary and Director

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Robert B. Sari as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ KEVIN TWOMEY Kevin Twomey	President (Principal Executive Officer)	February 7, 2007
/s/ DOUGLAS DONLEY Douglas Donley	Vice President (Principal Financial Officer) (Principal Accounting Officer)	February 7, 2007
/s/ ROBERT B. SARI Robert B. Sari	Vice President, Secretary and Director	February 7, 2007
/s/ CHRISTOPHER HALL Christopher Hall	Vice President and Director	February 7, 2007

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania on February 7, 2007.

RITE FUND, INC. RITE INVESTMENTS CORP. RITE AID HDQTRS. FUNDING, INC.
By:	/s/ BARRY A. CROZIER Name: Barry A. Crozier Title: President and Director

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Robert B. Sari as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ BARRY A. CROZIER Barry A. Crozier	President and Director (Principal Executive Officer)	February 7, 2007
/s/ GLENN GERSHENSON Glenn Gershenson	Treasurer (Principal Financial Officer) (Principal Accounting Officer)	February 7, 2007
/s/ KENNETH C. BLACK Kenneth C. Black	Director	February 7, 2007
/s/ MATTHEW SCHROEDER Matthew Schroeder	Director	February 7, 2007

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania on February 7, 2007.

THRIFTY PAYLESS, INC.
By:	/s/ CHARLES KIBLER Name: Charles Kibler Title: President and Director

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Robert B. Sari as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ CHARLES KIBLER Charles Kibler	President and Director (Principal Executive Officer)	February 7, 2007
/s/ KENNETH C. BLACK Kenneth C. Black	Vice President (Principal Financial Officer) (Principal Accounting Officer)	February 7, 2007
/s/ I. LAWRENCE GELMAN I. Lawrence Gelman	Vice President, Secretary and Director	February 7, 2007

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania on February 7, 2007.

RITE AID OF VERMONT, INC.
By:	/s/ ROBERT B. SARI Name: Robert B. Sari Title: Vice President, Secretary and Director

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Robert B. Sari as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ KEVIN TWOMEY Kevin Twomey	President (Principal Executive Officer)	February 7, 2007
/s/ DOUGLAS DONLEY Douglas Donley	Vice President (Principal Financial Officer) (Principal Accounting Officer)	February 7, 2007
/s/ ROBERT B. SARI Robert B. Sari	Vice President, Secretary and Director	February 7, 2007
/s/ MAUREEN ORZELL Maureen Orzell	Director	February 7, 2007
/s/ STEVEN LAWSON Steven Lawson	Director	February 7, 2007

EXHIBIT INDEX

Exhibit Numbers	Description	Incorporation By Reference To

1.1	Form of Underwriting Agreement for common stock, preferred stock warrants and debt securities*
2.1	Stock Purchase Agreement, dated August 23, 2006, by and between Rite Aid Corporation and The Jean Coutu Group (PJC) Inc.	Exhibit 2 to Form 8-K, filed on August 24, 2006
2.2
	Stockholder Agreement, dated August 23, 2006, by and between Rite Aid Corporation, The Jean Coutu Group (PJC) Inc., Jean Coutu, Marcelle Coutu, Francois J. Coutu, Michel Coutu, Louis Coutu, Sylvie Coutu and Marie-Josee Coutu	Exhibit 10.1 to Form 8-K, filed on August 24, 2006
2.3	Registration Rights Agreement, dated August 23, 2006, by and between Rite Aid Corporation and The Jean Coutu Group (PJC) Inc.	Exhibit 10.2 to Form 8-K, filed on August 24, 2006
3.1	Restated Certificate of Incorporation dated December 12, 1996	Exhibit 3(i) to Form 8-K, filed on November 2, 1999
3.2	Certificate of Amendment to the Restated Certificate of Incorporation dated February 22, 1999	Exhibit 3(ii) to Form 8-K, filed on November 2, 1999
3.3	Certificate of Amendment to the Restated Certificate of Incorporation dated June 27, 2001	Exhibit 3.4 to Registration Statement on Form S-1, File No. 333-64950, filed on July 12, 2001
3.4	Form of Proposed Amendment to the Restated Certificate of Incorporation	Included in Preliminary Proxy Statement on Schedule 14A, filed on October 2, 2006
3.5	7.0% Series E Mandatory Convertible Preferred Stock Certificate of Designation dated January 25, 2005	Exhibit 3.1 to Form 8-K, filed on February 1, 2005
3.6	7% Series G Cumulative Convertible Pay-in-Kind Preferred Stock Certificate of Designation dated January 28, 2005	Exhibit 3.2 to Form 8-K, filed on February 2, 2005
3.7	6% Series H Cumulative Convertible Pay-in-Kind Preferred Stock Certificate of Designation dated January 28, 2005	Exhibit 3.3 to Form 8-K, filed on February 2, 2005
3.8	5.5% Series I Mandatory Convertible Preferred Stock Certificate of Designation dated August 2, 2005	Exhibit 3.1 to Form 8-K, filed on August 24, 2005
3.9	By-laws, as amended and restated	Exhibit 3.1 to Form 8-K, filed on December 19, 2005
3.10	Form of Amended and Restated By-Laws	Appendix D of Preliminary Proxy Statement on Schedule 14A, filed on October 2, 2006

4.1
	Indenture, dated August 1, 1993, by and between Rite Aid Corporation, as issuer, and Morgan Guaranty Trust Company of New York, as trustee, related to the Company's 6.70% Notes due 2001, 7.125% Notes due 2007, 7.70% Notes due 2027, 7.625% Notes due 2005 and 6.875% Notes due 2013	Exhibit 4A to Registration Statement on Form S-3, File No. 033-63794, filed on June 3, 1993
4.2
	Supplemental Indenture, dated as of February 3, 2000, between Rite Aid Corporation, as issuer, and U.S. Bank Trust National Association as successor to Morgan Guaranty Trust Company of New York, to the Indenture dated as of August 1, 1993, relating to the Company's 6.70% Notes due 2001, 7.125% Notes due 2007, 7.70% Notes due 2027, 7.625% Notes due 2005 and 6.875% Notes due 2013	Exhibit 4.1 to Form 8-K filed on February 7, 2000
4.3
	Indenture, dated as of December 21, 1998, between Rite Aid Corporation, as issuer, and Harris Trust and Savings Bank, as trustee, related to the Company's 5.50% Notes due 2000, 6% Notes due 2005, 6.125% Notes due 2008 and 6.875% Notes due 2028	Exhibit 4.1 to Registration Statement on Form S-4, File No. 333-74751, filed on March 19, 1999
4.4
	Supplemental Indenture, dated as of February 3, 2000, between Rite Aid Corporation and Harris Trust and Savings Bank, to the Indenture dated December 21, 1998, between Rite Aid Corporation and Harris Trust and Savings Bank, related to the Company's 5.50% Notes due 2000, 6% Notes due 2005, 6.125% Notes due 2008 and 6.875% Notes due 2028	Exhibit 4.4 to Form 8-K, filed on February 7, 2000
4.5	Indenture, dated as of February 12, 2003, between Rite Aid Corporation, as issuer, and BNY Midwest Trust Company, as trustee, related to the Company's 9 1/2% Senior Secured Notes due 2011	Exhibit 4.1 to Form 8-K, filed on March 5, 2003
4.6	Indenture, dated as of April 22, 2003, between Rite Aid Corporation, as issuer, and BNY Midwest Trust Company, as trustee, related to the Company's 8.125% Senior Secured Notes due 2010	Exhibit 4.11 to Form 10-K, filed on May 2, 2003
4.7	Indenture, dated as of May 20, 2003, between Rite Aid Corporation, as issuer, and BNY Midwest Trust Company, as trustee, related to the Company's 9.25% Senior Notes due 2013	Exhibit 4.12 to Form 10-Q, filed on July 3, 2003
4.8
	Third Amendment and Restatement dated as of September 30, 2005, to the Credit Agreement dated as of June 27, 2001, as amended and restated as of September 22, 2004, among Rite Aid Corporation, a Delaware corporation, the lender from time to time party thereto, Citicorp North America, Inc., as administrative agent and collateral processing co-agent, JPMorgan Chase Bank, N.A., as syndication agent and collateral processing co-agent, Fleet Retail Group, Inc., as co-documentation agent and collateral agent, The CIT Group/Business Credit, Inc., as co-documentation agent, and General Electric Capital Corporation, as co-documentation agent	Exhibit 4.11 to Form 10-Q, filed on October 3, 2005

4.9
	Amendment and Restatement Agreement, dated as of November 8, 2006, relating to the Credit Agreement dated as of June 27, 2001, as amended and restated as of September 30, 2005, among Rite Aid Corporation, the lenders from time to time party thereto, Citicorp North America, Inc., as administrative agent and collateral processing agent and Bank of America, N.A., as syndication agent	Exhibit 10.1 to Form 8-K, filed on November 15, 2006
4.10	Definitions Annex to the Senior Loan Documents and the Second Priority Debt Documents	Exhibit 4.12 to Form 10-Q, filed on October 3, 2005
4.11
	Second Amendment, dated as of September 30, 2005, to the Amended and Restated Collateral Trust and Intercreditor Agreement, as amended and restated as of May 28, 2003, among Rite Aid Corporation and its subsidiaries that are a party thereto, the collateral trustees, the collateral processing co-agents and the trustees of various indentures covered by this agreement	Exhibit 4.13 to Form 10-Q, filed on October 3, 2005
4.12
	First Amendment, dated as of September 22, 2004, to the Amended and Restated Collateral Trust and Intercreditor Agreement, dated as of June 27, 2001, among Rite Aid Corporation, the Subsidiary Guarantors (named therein), Wilmington Trust Company, as collateral trustee; the senior collateral processing co-agents (named therein) and the senior collateral agents (named therein).	Exhibit 10.2 to Form 10-Q filed on September 25, 2004
4.13
	Amended and Restated Collateral Trust and Intercreditor Agreement dated as of May 28, 2003, among Rite Aid Corporation, each Subsidiary of Rite Aid named therein or which becomes a party hereto, Wilmington Trust Company, as collateral trustee for the holders from time to time of the Second Priority Debt Obligations, Citicorp North America, Inc., as senior collateral processing co-agent, JPMorgan Chase Bank, as senior collateral processing co-agent for the Senior Secured Parties under the Senior Loan Documents, U.S. Bank and Trust, as trustee under the 12.5% Note Indenture, BNY Midwest Trust Company, as trustee under the 9.5% Note Indenture and as trustee under the 8.125% Note Indenture, and each other Second Priority Representative which becomes a party thereto.	Exhibit 10.2 to Registration Statement on Form 8-K, filed on May 30, 2003
4.14	Form of Senior Secured Indenture	Filed herewith
4.15	Form of Senior Indenture	Filed herewith
4.16	Form of Senior Indenture	Exhibit 4.11 to Form S-3A, filed on January 14, 2005
4.17	Form of Subordinated Indenture	Exhibit 4.12 to Form S-3A, filed on January 14, 2005

4.18	Form of any Senior Note with respect to each particular series of Senior Notes or Senior Secured Notes issued hereunder*
4.19	Form of any Subordinated Note with respect to each particular series of Subordinated Notes issued hereunder*
4.20	Certificate of designation, preferences and rights with respect to any preferred stock issued hereunder*
4.21	Form of Debt Warrant Agreement*
4.22	Form of Debt Warrant Certificate*
4.23	Form of Stock Warrant Agreement*
4.24	Form of Stock Warrant Certificate*
5.1	Opinion of Robert B. Sari, Esq.	Filed herewith
12	Statement regarding computation of ratio of earnings to fixed charges	Filed herewith
23.1	Consent of Deloitte & Touche, LLP	Filed herewith
23.2	Consent of Deloitte & Touche, LLP, relating to The Jean Coutu Group (PJC) USA, Inc.	Filed herewith
23.3	Consent of Robert B. Sari, Esq.	Included in Exhibit 5.1
24.1	Powers of Attorney	Included on the signature pages hereto
25.1	Form T-1 Statement of Eligibility of Trustee under Trust Indenture Act of 1939, under the Senior Secured Indenture	Filed herewith
25.2	Form T-1 Statement of Eligibility of Trustee under Trust Indenture Act of 1939, under the Senior Indenture	Filed herewith
25.3	Form T-1 Statement of Eligibility of Trustee under Trust Indenture Act of 1939, under the Senior Indenture and Subordinated Indenture	Exhibit 25.1 to Form S-3A, filed on January 14, 2005

*
To be filed either by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

QuickLinks

CALCULATION OF REGISTRATION FEE
TABLE OF ADDITIONAL REGISTRANTS
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
RITE AID CORPORATION
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF SECURITIES
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF GUARANTEES OF THE DEBT SECURITIES
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF WARRANTS
LEGAL MATTERS
EXPERTS
INDEX TO FINANCIAL STATEMENTS
RITE AID CORPORATION UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
RITE AID CORPORATION UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET (Dollar and share information in millions)
RITE AID CORPORATION UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (Dollar and share information in millions)
RITE AID CORPORATION UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (Dollar and share information in millions)
RITE AID CORPORATION NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
THE JEAN COUTU GROUP (PJC) USA, INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED BALANCE SHEETS (in thousands, except share amounts) (UNAUDITED)
THE JEAN COUTU GROUP (PJC) USA, INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (in thousands) (UNAUDITED)
THE JEAN COUTU GROUP (PJC) USA, INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (in thousands) (UNAUDITED)
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
SIGNATURES AND POWERS OF ATTORNEY
SIGNATURES
SIGNATURES AND POWERS OF ATTORNEY
SIGNATURES
SIGNATURES AND POWERS OF ATTORNEY
SIGNATURES
SIGNATURES AND POWERS OF ATTORNEY
SIGNATURES
SIGNATURES AND POWERS OF ATTORNEY
EXHIBIT INDEX